Registration  No.  33-96414
    AS FILED WITH THE SECURITIES AND EXCHANGECOMMISSION ON DECEMBER 17, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   --------------------

                                    FORM SB-2
                             Registration Statement
                                    Under The
                             Securities Act of 1933
                        (Post-Effective Amendment No. 4)
                                     ----------------
                            SONICS & MATERIALS, INC.
                      (Name of Small Business Issuer in Its Charter)
                                   -------------------
     Delaware                             3662-723                06-0854713
(State or Other Jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)   Classification Code Number  Identification No.)

                            Sonics & Materials, Inc.
                               West Kenosia Avenue
                                Danbury, CT 06810
                                      (203) 744-4400
              (Address and Telephone Number of Principal Executive Offices) Address of Principal Place of Business or Intended Principal Place of Business)

                           Robert S. Soloff, President
                          c/o Sonics & Materials, Inc.
                               West Kenosia Avenue
                                Danbury, CT 06810
                                      (203) 744-4400
                (Name, Address and Telephone Number of Agent for Service)
                                   -------------------

                     Please address a copy of all correspondence to:

                                Jon T. Hirschoff
                                Kathleen A. Maher
                              Tyler Cooper & Alcorn
                                205 Church Street
                               New Haven, CT 06510
                                   --------------------
    Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.
      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            SONICS & MATERIALS, INC.

                              Cross Reference Sheet

   Form SB-2 Post Effective Amendment                   Caption in Prospectus
      Item Number & Caption

1.  Front of Registration Statement and Outside Front   Cover Page
Cover of Prospectus...................................

2.   Inside Front and Outside Back Cover Pages of       Cover Page, Outside Back Cover
Prospectus ...........................................  Page, Reports to Stockholders,
                                                        Additional Information

3.   Summary Information and Risk Factors.............  Prospectus Summary, Risk Factors,
                                                        Business

4.   Use of Proceeds .................................  Risk Factors, Use of Proceeds,
                                                        Business

5.   Determination of Offering Price .................  *

6.   Dilution.........................................  Risk Factors

7.   Selling Security Holders.........................  Concurrent Offering

8.   Plan of Distribution.............................  Prospectus Summary, Concurrent
                                                        Offering, Certain Relationships and
                                                        Related Transactions, Warrant
                                                        Solicitation Fee

9.   Legal Proceedings ...............................  Business

10. Directors, Executive Officers, Promoters and        Management
Control Persons.......................................

11.  Security Ownership of Certain Beneficial Owners    Security Ownership of Certain
and Management........................................  Beneficial Owners

12.  Description of Securities........................  Description of Securities

13.  Interest of Named Experts and Counsel ...........  *

14.  Disclosure of Commission Position on
   Indemnification For Securities Act Liabilities.....  Description of Securities

15.  Organization Within Last Five Years..............  *

16.  Description of Business..........................  Prospectus Summary, Risk Factors,
                                                        Business

17.  Management's Discussion and Analysis or Plan of    Management's Discussion and
Operation ............................................  Analysis of Financial Condition and
                                                        Results of Operations

18.  Description of Property..........................  Business; Properties and Facilities

19.  Certain Relationships and Related Transactions ..  Certain Relationships and Related
                                                        Transactions

20.  Market For Common Equity and Related Stockholder   Prospectus Summary, Risk Factors,
Matters...............................................  Description of Securities, Market
                                                        for Company's Common Equity and
                                                        Related Stockholder Matters

21.  Executive Compensation...........................  Management

22.  Financial Statements.............................  Financial Statements

23.  Changes in and Disagreements With Accountants on
   Accounting and Financial Disclosure................  *

----------------------
* Not Applicable


                                EXPLANATORY NOTE

      This Post-Effective Amendment No. Four to Registration Statement No. 33-96414 covers the registration of (i) up to 1,725,000 shares of Common Stock, par value $.03 per share (the "Common Stock"), underlying the exercise of certain outstanding Class A Redeemable Common Stock Purchase Warrants (the "Warrants") issued by the Company in its initial public offering effective on February 26, 1996, pursuant to a Prospectus dated February 26, 1996, and (ii) an additional 100,000 Options to Purchase Shares of Common Stock and Warrants (the "Selling Securityholder Options"), 100,000 shares of Common Stock underlying the exercise of the Selling Securityholder Options, 100,000 Warrants which were issued upon partial exercise of the Selling Securityholder Options (the "Selling Securityholder Warrants"), and 100,000 shares of Common Stock underlying the exercise of the Selling Securityholder Warrants, hereinafter referred collectively to as the "Selling Securityholder Common Stock"), for resale from time to time by the Selling Securityholders. Since February 26, 1997 (the date the Warrants could first be exercised), 20,000 Warrants have been exercised.

Prospectus

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.

                            SONICS & MATERIALS, INC.

                        1,705,000 Shares of Common Stock
                    (Underlying the Exercise of Outstanding Warrants)
             100,000 Options to Purchase Shares of Common Stock and Warrants
                         100,000 Shares of Common Stock
                    (Underlying the Exercise of the Options)
                    100,000 Warrants to Purchase Common Stock
                      (Issued Upon Exercise of the Options)
                         100,000 Shares of Common Stock
                    (Underlying the Exercise of the Warrants)

      This Prospectus is being delivered to the holders of 1,705,000 Class A Redeemable Common Stock Purchase Warrants (the "Warrants") that were issued by Sonics & Materials, Inc., a Delaware corporation ("Sonics" or the "Company"), in its initial public offering that was effective on February 26, 1996 (the "Initial Offering"). Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $6.00 per share, subject to adjustment, for four years commencing February 26, 1997 (the "Offering"). The Warrants are subject to redemption by the Company under certain circumstances at a price of $.05 per Warrant. The Company originally issued 1,725,000 Warrants in the Initial Offering. Since February 26, 1997, 20,000 Warrants have been exercised. See "Description of Securities."

     The Common Stock and the Warrants are included in the Nasdaq National Market System under the symbols "SIMA" and "SIMAW," respectively. See "Risk Factors."

      Concurrently with the Initial Offering, the Company registered for resale by certain affiliates (the "Selling Securityholders") of Monroe Parker
Securities, Inc., the underwriters for the Company in the Initial Offering ("Monroe Parker"), 100,000 Options to Purchase Shares of Common Stock and Warrants (the "Selling Securityholder Options"), 100,000 shares of Common Stock underlying the exercise of the Selling Securityholder Options, 100,000 Warrants (the "Selling Securityholder Warrants") underlying the exercise of the Selling Securityholder Options, and 100,000 shares of Common Stock underlying the exercise of the Selling Securityholder Warrants (which together with the 100,000 shares of Common Stock underlying the exercise of the Selling Securityholder Options are hereinafter collectively referred to as the "Selling Securityholder Common Stock"), for resale from time to time by the Selling Securityholders. On March 20, 1997, the Selling Securityholders partially exercised the Selling Securityholder Options with respect to the Selling Securityholder Warrants and received upon such exercise 100,000 Warrants. The Selling Securityholder Options, Selling Securityholder Warrants and, Selling Securityholder Common Stock are sometimes collectively referred to herein as the "Selling Securityholder Securities."

     The Selling Securityholder Securities may be sold from time to time by the Selling Securityholders or by their transferees (the "Concurrent Offering"). The distribution of the Selling Securityholder Securities offered hereby by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, in privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders. See "Concurrent Offering."

      The Selling Securityholders, and intermediaries through whom such securities are sold, may be deemed underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

Sales of the Selling Securityholder Securities, or the potential of such sales, may have an adverse effect on the market price of the securities offered hereby. The Company will not receive any proceeds from the sale of any of the Selling Securityholder Securities. See "Risk Factors."

                                  ----------------------

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" ON PAGE 5 OF THIS PROSPECTUS FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                                  ----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ----------------------

                                  Underwriting
             Price to             Discounts              Proceeds to
             Warrantholder        and Commissions        Company (3)
             (1)                  (2)
             -----------------    ------------------     ----------------
Per Share...     $6.00                  $.24                  $5.76
Total (4)...     $10,350,000            $414,000              $9,936,000
------------

(1)There is no assurance that the market value of the shares of Common Stock underlying the Warrants will at any time after exercise thereof exceed the exercise price paid therefor.

(2)Pursuant to an Underwriting Agreement entered into between the Company and Monroe Parker on February 26, 1996 in connection with the Company's Initial Offering, the Company has agreed to pay Monroe Parker a warrant solicitation fee of 4% of the exercise price of any of the Warrants exercised if the market price of the Company's Common Stock on the date the Warrant is exercised is greater than the exercise price of the Warrant, and certain other conditions are met. See "Warrant Solicitation Fee." The Company cannot presently estimate to what extent any such warrant solicitation fee will be paid.

(3)Assumes exercise of all of the presently outstanding Warrants (excluding the Selling Securityholder Warrants). All funds received from the exercise of the Warrants will be retained by the Company with the exception of (i) expenses incurred in connection with the preparation of this Prospectus, including printing and professional fees, estimated at $22,000, and (ii) a 4% warrant solicitation fee which may be paid to Monroe Parker upon the exercise of Warrants. See "Warrant Solicitation Fee." Does not include additional proceeds to be received by the Company upon the exercise by the Selling Securityholders of the Selling Securityholder Options and Selling Securityholder Warrants.

(4)Includes 20,000 shares of Common Stock issued by the Company upon exercise of 20,000 Warrants since February 26, 1997 (the date the Warrants could first be exercised).
                                  ----------------------
                     The date of this Prospectus is December ____, 1997

                                          34
                               PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus: (i) gives effect to a 2.96 for 1 split of the Common Stock effective August, 1995 (the "First Stock Split") and (ii) gives effect to a 1.85 for 1 split of Common Stock effective February, 1996 (the "Second Stock Split"; together the "Stock Splits"). The information in this Prospectus, however, does not give effect to the exercise of (x) the Warrants, (y) the Selling Securityholder Options issued in connection with the Offering, and (z) options to purchase shares of Common Stock reserved for issuance under the Company's Incentive Stock Option Plan and certain outstanding non-qualified stock options. See "Description of Securities," "Management--Option and Stock Appreciation Rights" and "Security Ownership of Certain Beneficial Owners."

                                   The Company

      Sonics & Materials, Inc. (the "Company" or "Sonics") designs, manufactures and sells (i) ultrasonic bonding equipment for the welding, joining and fastening of thermoplastic components, textiles and other synthetic materials and (ii) ultrasonic liquid processors for dispersing, blending, cleaning, degassing, atomizing and reducing particles as well as expediting chemical reactions. To further address the needs of its customers, the Company introduced two new product lines in fiscal year 1996, the spin welder and the vibration welder, both of which are used for the bonding of thermoplastic components.

      Robert S. Soloff, the Company's chairman, president and founder, invented the ultrasonic plastic welding process early in his career. He has been granted nine patents in the field of power ultrasonics and is considered to be a pioneer in the application of ultrasonic technology to industrial processes. Howard Deans, general manager of the Company's Ultra Sonic Seal division, has also invented ultrasonic devices and processes covered by patents primarily for packaging and sealing. The patents granted to Messrs. Soloff and Deans have expired and the technology related to them is now in the public domain and is used in part in the development and manufacture of the Company's products.

     On July 25, 1997, the Company acquired Tooltex, Inc., an Ohio corporation ("Tooltex"), through a merger transaction (the "Merger"). Tooltex is a manufacturer of automated systems used in the plastics industry. See "Business." The Company has also formed a wholly owned subsidiary, Vibra-Surge Corporation, for the manufacture and sale of its ultrasonic surgical device. See "Business--Products" below.

      The Company was incorporated in New Jersey in April 1969, and was reincorporated in Delaware in October 1978. Its principal executive offices are located at West Kenosia Avenue, Danbury, Connecticut 06810. Its telephone number is (203) 744-4400.

                                  The Offering

Securities Offered...........................1,705,000 shares of Common Stock underlying the exercise of 1,705,000 Warrants issued in
                                             the Company's initial public offering that
                                             was effective on February 26, 1996 (the
                                             "Initial Offering").  Each Warrant entitles
                                             the holder to purchase one share of Common
                                             Stock at an exercise price of $6.00, subject
                                             to adjustment, at any time commencing
                                             February 26, 1997 and ending February 26,
                                             2001.  The Warrants are subject to
                                             redemption in certain circumstances.  See
                                             "Description of Securities."

Securities Offered Concurrently
by  Selling  Securityholders                 100,000 Options to
                                             Purchase Shares of Common Stock and
                                             Warrants        (the       "Selling
                                             Securityholder  Options"),  100,000
                                             shares of Common  Stock  underlying
                                             the   exercise   of   the   Selling
                                             Securityholder   Options,   100,000
                                             Warrants        (the       "Selling
                                             Securityholder Warrants") that were
                                             issued upon partial exercise of the
                                             Selling Securityholder Options, and
                                             100,000   shares  of  Common  Stock
                                             underlying   the  exercise  of  the
                                             Selling   Securityholder   Warrants
                                             (which  together  with the  100,000
                                             shares of Common  Stock  underlying
                                             the   exercise   of   the   Selling
                                             Securityholder      Options     are
                                             hereinafter  collectively  referred
                                             to as the  "Selling  Securityholder
                                             Common  Stock").   See  "Concurrent
                                             Offering."

Shares Outstanding Prior to Offering (1).....3,500,100 shares

Shares Outstanding After Offering (1)(2).....5,295,100 shares

Use of Proceeds..............................The net proceeds which may be realized by the Company upon the exercise of all of the
                                             Company's Warrants (assuming no exercise of
                                             the Selling Securityholder Options), before
                                             the possible payment of a warrant
                                             solicitation fee of 4% (see "Warrant
                                             Solicitation Fee") and after the deduction
                                             of expenses of this Offering, are estimated
                                             to be $9,914,000. Any net proceeds received
                                             from the exercise of the Warrants are
                                             intended to be used for working capital,
                                             expansion of domestic and international
                                             marketing activities, research and
                                             development and reduction of debt.  See "Use
                                             of Proceeds."  The Company will not receive
                                             any proceeds from the sale of securities
                                             offered concurrently by the Selling
                                             Securityholders.  See "Concurrent Offering."

Nasdaq Symbols...............................Common Stock - SIMA
                                             Warrants - SIMAW

Risk Factors.................................An investment in the securities offered hereby involves a high degree of risk and
                                             immediate substantial dilution to public
                                             investors.  See "Risk Factors."

----------------------

(1)The Offering commenced February 26, 1997. Does not include 250,000 shares reserved for issuance under the Company's Incentive Stock Option Plan, 285,366 shares reserved for issuance under certain outstanding non-qualified stock options or an aggregate of 200,000 shares which may be issued upon the exercise in full of the Selling Securityholder Securities. On December 12, 1997, the Company had 3,590,100 shares of Common Stock outstanding which includes (i) 20,000 shares issued to Warrantholders upon exercise of 20,000 Warrants and (ii) 70,000 shares issued in connection with the acquisition of Tooltex, Inc. See "Management--Option and Stock Appreciation Rights," "Certain Relationships and Related Transactions" and "Concurrent Offering."

(2)Assumes exercise of all the Warrants. Does not include an aggregate of 200,000 shares which may be issued upon the exercise of the Selling Securityholder Options and the Selling Securityholder Warrants. Inasmuch as the Company has received no firm commitments therefor, there can be no assurance, however, as to the number of Warrants that will be exercised. See "Risk Factors."

                          SUMMARY FINANCIAL INFORMATION

                                               Year Ended             Three Months Ended
                                                June 30,                 September 30,
                                   --------------------------------------------------------
                                      1995       1996        1997       1996       1997
                                   --------------------------------------------------------

Statement of Income Data

Net sales........................  $8,575,000 $9,376,000 $10,828,000  $2,536,238  $3,116,804
Gross profit.....................   4,347,000  4,284,000   4,417,000   1,205,834   1,289,145
Operating income.................     765,000    491,000      18,000     199,644      98,724
Income before income taxes.......     780,000    436,000      48,000     169,345      71,428
Income taxes (benefit)...........      45,000     (8,000)     19,000      67,738      15,915


                                    ---------  ---------  ----------   ---------   ---------
Net income.......................  $  735,000 $  444,000 $    29,000  $  101,607  $   55,513
                                    =========  =========  ==========   =========   =========

Pro Forma Statement of Income Data (1):

Income before income taxes.......  $  940,000 $  436,000
Provision for income taxes.......     376,000    175,000
                                    ---------  ---------
Net income.......................  $  564,000 $  262,000
                                    =========  =========
Primary net income per share.....        $.22       $.09       $.01        $.02       $.01
                                    =========  =========  =========   =========  =========
  Weighted average number of shares
   outstanding...................   2,624,000  3,409,000  4,247,000   4,775,870  3,769,393
                                    =========  =========  =========   =========  =========
Fully diluted net income per share       $.22      $.08        $.01        $.02       $.01
                                    =========  =========  =========   =========  =========
Weighted average number of shares
outstanding...................      2,624,000  3,441,000  4,247,000   4,775,870  3,769,393
                                    =========  =========  =========   =========  =========

                                              June 30,                           September 30,
                                     ----------- ----------- ------------             --------
                                        1995         1996       1997                    1997
                                     ----------- ----------- ------------             --------
Balance Sheet Data:
Working capital..................... $2,184,000   $6,010,000 $5,942,000               $4,359,077
Total assets........................  4,985,000    9,181,000  9,159,000               11,807,577
Total liabilities...................  2,101,000    2,515,000  2,342,000                4,705,224
Stockholders' equity................  2,884,000    6,665,000  6,817,000                7,102,353


------------

(1)Pro forma statement of income data reflects (i) Common Stock expected to be outstanding immediately prior to the exercise of any of the Warrants after giving effect to the First and Second Stock Splits; (ii) adjustments for payment of additional salary to Mr. Soloff representing the personal income tax owed on the S corporation income; and (iii) federal, state and local taxes as if the Company had been a C corporation based on rates that would have been in effect. See "Management--Executive Compensation."

                                  RISK FACTORS

      Prospective investors should give careful attention to these risk factors, as well as to the other information described elsewhere in this Prospectus, including the financial statements and notes thereto, in evaluating the Company, its business and management before making a decision to exercise the Warrants or purchase the Selling Securityholder Securities.

Importance of Foreign Sales

      For the fiscal years ended June 30, 1995, 1996 and 1997 and for the three months ended September 30, 1996 and 1997, the Company derived approximately 34%, 33%, 37%, 41% and 29% of its total sales, respectively, from foreign markets. Sonics expects that foreign sales will continue to represent a significant portion of its future revenues. Foreign sales are subject to numerous risks, including political and economic instability in foreign markets, restrictive trade policies of foreign governments, inconsistent product regulation by foreign agencies or governments, currency valuation variations, exchange control problems, the imposition of product tariffs and the burdens of complying with a wide variety of international and U.S. export laws and differing regulatory requirements. To date, the Company's foreign sales have usually been transacted in U.S. dollars and payments have been at times supported by letters of credit. To the extent, however, that any foreign sales are transacted in a foreign currency or not supported by letters of credit, Sonics would also be subject to possible losses due to foreign currency fluctuations and difficulties associated with collection of accounts receivable abroad. See "Business--Sales and Marketing," "--International Operations" and "--Government Regulation."

Technological Obsolescence or Responsiveness

      The markets served by the Company are characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements. Sonics' business requires substantial ongoing research and development efforts and expenditures, and its future success will depend on its ability to enhance its current products and develop and introduce new products that keep pace with technological developments in response to evolving customer requirements. The Company's failure to anticipate or respond adequately to technological developments and changing customer requirements or the occurrence of significant delays in new product development or introduction or the technological failures of its products or the systems in which they are incorporated, could result in a material loss or failure to realize revenues and seriously impair its competitiveness. See "Business--Competition" and "--Research and Development."

New Product Development

      Sonics may introduce products that fail to gain market acceptability due to a variety of factors. Accordingly, it is uncertain whether new products or enhancements of existing products can be successfully marketed and sold by the Company. See "Business--New Products," "--Sales and Marketing" and "--Research and Development."

Competition

      The Company competes with a variety of manufacturers, foreign and domestic, many of which are larger, better known and have more resources in finance, technology, manufacturing and marketing. Sonics competes on the basis of price, performance, delivery and quality. See "Business--Industrial Background" and "--Competition."

Dependence Upon Key Personnel

      The Company is highly dependent on the services of Robert S. Soloff, its Chairman, President and Chief Executive Officer. On June 30, 1995, Sonics
entered into a three-year employment contract with him containing a non-competition clause and other provisions. The Company has obtained "key-man" term insurance in the amount of $1,700,000 on Mr. Soloff's life of which $1,000,000 would go to Sonics in the event of his death. The loss of his services to the Company would materially and adversely affect its business operations. Moreover, Mr. Soloff also serves as Sonics' Chief Financial Officer and Treasurer and has no formal training in accounting or financial matters. Although Sonics has an Accounting Manager who joined it in 1990 and has served in that capacity since 1992, there may be an adverse impact on the internal controls of the Company due to the concentration of many important functions in Mr. Soloff. See "Management."

Reliance on Sub-Contractors and Suppliers

      The Company subcontracts the fabrication of its sheet metal and castings to a few third party manufacturers. It purchases certain other components for its equipment from sole sources both in the U.S. and abroad. Management believes that the loss of any of its sole source suppliers would not have a material adverse effect on Sonics' business. It does not have written agreements with any of these subcontractors or suppliers. This reliance on subcontractors, sole sources and other suppliers can result in some delays in deliveries as well as quality control and production problems. Moreover, the discontinuation of a necessary component by a subcontractor or supplier can also be a significant negative development for the Company. In addition, interference, suspension or termination of such fabrication or supply sources will cause greater delays due to the difficulties and time required to find suitable replacements or substitute sources and may have a material adverse impact on the Company's business. However, Sonics continues to refine its technology and seeks to procure more advanced components from varied domestic sources. See "Business--Manufacturing and Supply."

Possible Product Liability

      The Company's products may malfunction and cause loss of man hours, damage to or destruction of equipment or products, injury, death or delays. Sonics may be subject to product liability claims if such malfunctions, damage, destruction or delays occur. Since the Company has been in business, no material product liability or other claims have been filed against it. While Sonics presently maintains product liability insurance of $1,000,000, it cannot be certain that such coverage will be adequate to satisfy future claims, if any.

      Sonics' wholly owned subsidiary, Vibra-Surge Corporation, maintains product liability insurance of $5,000,000. Sonics cannot be certain that such coverage will be adequate to satisfy future claims related to the sale of Vibra Surge's ultrasonic surgical instrument. See "Business--Products."

Continued Control by Management

      Robert S. Soloff, the Company's Chairman, President and Chief Executive Officer and, prior to the Company's Initial Offering, its sole stockholder, beneficially owns 69.6% of the Company's voting shares and thereby retains effective voting control of Sonics Common Stock. The Company's stockholders do not have the right to cumulative voting in the election of directors. Consequently, Mr. Soloff is able to elect all of the members of the Board of Directors and effectively controls the Company. In the event of the exercise of currently outstanding and exercisable Warrants and options, including the Selling Securityholder Options, the Soloff family would own in excess of 48.4% of the current total outstanding shares of Common Stock. See "Security Ownership of Certain Beneficial Owners" and "Description of Securities."

Dependence on Intellectual Property

      Sonics' ability to compete effectively with other companies may depend, in part, on its ability to maintain the proprietary nature of its technologies. Sonics intends to rely substantially on unpatented proprietary information and know how, and there can be no assurance that others will not develop such information and know how independently or otherwise obtain access to and use its technology. Also, it is uncertain that the Company's proprietary technology will not infringe patents or other rights owned by others and that, as a result, it may not be in a position to license such technology at a reasonable cost. Moreover, the Company is aware that there are two existing patents applicable to ultrasonic surgical liposuction devices. Management believes that all principal patents by others relating to ultrasonic bonding and liquid processor lines have expired. See "Business--Products," "Business--Intellectual Property" and "--Legal Proceedings."

      Sonics holds no active patents but has trademark protection for its "Vibra-Cell" trade name. There can be no assurance that others have not developed, or will not develop, independently the same or similar information or obtain and use proprietary information of the Company. Sonics has obtained written assurances from its employees, sales representatives and distributors under confidentiality agreements regarding its proprietary information.

      On February 23, 1996, the Company filed a patent application with the U.S. Patent and Trademark Office for one of its bonding machines. On May 1, 1997, the Company filed a patent application and a preliminary patent application with the U.S. Patent and Trademark Office covering its new ultrasonic surgical instrument. The Company cannot predict whether patents will be granted or the extent of protection which would be offered by a patent, if granted.

Lack of Dividends

      The Company has made payments to its former sole stockholder in the form of additional compensation in order to pay personal taxes due from S corporation earnings and an additional payment as a distribution relating to previously taxed accumulated earnings. During the period from July 1, 1995 through the termination of the Company's S corporation status, the Company made distributions to Mr. Soloff of approximately $496,000, including an adjustable note payable to Mr. Soloff of $450,000, to cover estimated personal income taxes on the Company's S corporation income. The Company currently does not anticipate paying any other cash dividends on its Common Stock. See "Description of Securities."

      There will be immediate substantial dilution to purchasers of the shares offered hereby, since the net tangible book value of the Company's securities after the Offering will be substantially less than the public offering price.

Selling Securityholder Options

      The Company sold the Selling Securityholder Options to affiliates of Monroe Parker at an aggregate price of $100. The Selling Securityholder Options enable the holders thereof to purchase 100,000 shares of Common Stock and 100,000 Warrants to purchase Common Stock. On March 20, 1997, the Selling Securityholders partially exercised their rights under the Selling Securityholder Options to purchase 100,000 Warrants at an exercise price of $.25 per Warrant. The Selling Securityholder Options are exercisable for a four-year period commencing February 26, 1997 at an exercise price equal to $8.25 per share of Common Stock.

      For the life of the Selling Securityholder Options, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock, which may result in a dilution of the interests of other stockholders. As a result, the Company may find it more difficult to raise additional equity capital if it should be needed for its business while the Selling Securityholder Options are outstanding. See "Concurrent Offering--Plan of Distribution."

Potential Adverse Effect of Redemption of the Warrants

      The Warrants may be redeemed by the Company at any time until February 26, 2001 at a redemption price of $.05 per Warrant upon 30 days' prior written notice provided the average closing bid price of the Common Stock on Nasdaq (or the closing sale price of the Common Stock if traded on another national securities exchange) for 20 consecutive trading days ending within 10 days of the notice of redemption equals or exceeds $8.00 per share, subject to adjustment. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities--Warrants."

Market Making Activities

      Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), makes it unlawful for a distribution participant or an affiliated purchaser of such person, directly or indirectly, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security (any security that is the subject of a distribution or, generally, any security that is convertible or exchangeable into such security) during the applicable restricted period. Though there are exceptions to this general rule which may apply to Monroe Parker, Regulation M may prevent Monroe Parker from providing a market for the Company's securities during certain periods while the Warrants are exercisable. The possibility that there will be no other market maker for the Company's securities during any periods when Monroe Parker is unable to trade in those securities may adversely affect the market price and liquidity of the securities offered hereby. Therefore, purchasers of the securities offered hereby may suffer a lack of liquidity in their investment or a material diminution of the value of their investments. See "Warrant Solicitation Fee" and "Concurrent Offering--Selling Securityholders' Plan of Distribution."

Qualifications and Maintenance Requirements for Nasdaq National Market Listings; Market Volatility

     The Company's Common Stock and Warrants are listed for trading on the Nasdaq National Market System ("Nasdaq"). The continued trading of these securities on Nasdaq is conditioned upon the Company meeting certain tests. If the Company fails to meet any of these tests, such securities could be delisted from trading on Nasdaq, which could materially affect the trading market for them. See "Description of Securities" and "Market for Company's Common Equity and Related Stockholder Matters."

      The Nasdaq National Market System has experienced, and is likely to experience, significant price and volume fluctuations in the future, which could adversely affect the market price of the Common Stock and Warrants without regard to the operating performance of the Company. Sonics considers that factors such as quarterly fluctuations in financial results and developments in its industry could contribute to the volatility of the prices of its Common Stock and Warrants causing the value of these securities to fluctuate significantly. These factors, as well as general economic conditions such as increasing inflation, recessions or high interest rates, may adversely affect the market prices of the Common Stock and Warrants. In addition, if the bid price of the Common Stock falls below the minimum bid price required to be maintained for inclusion in the Nasdaq National Market System ($1 per share) the Common Stock could be delisted from the Nasdaq National Market System. If the Common Stock is delisted and is not eligible for trading on any other approved national securities exchange, any broker or dealer effecting a purchase or sale of unlisted Common Stock would be required to comply with the "penny stock" rules set forth in Section 15(g) of the Exchange Act, and the regulations promulgated thereunder, unless the transaction is otherwise exempt pursuant to specified exemptions contained in such rules. The "penny stock" rules require that, prior to the transaction, the broker or dealer has (i) approved the prospective investor's account for the transaction in "penny stock" in accordance with specified procedures and (ii) received from the investor a written agreement related to the transaction setting forth the identity and quantity of the "penny stock" to be purchased. These requirements, if imposed, may further adversely affect the liquidity of and market for the Company's securities.

     By letter dated December 5, 1997, the Company was informed by Nasdaq that, due to changes made by Nasdaq to its quantitive maintenance requirements, the Company may no longer be eligible to be listed on the Nasdaq National Market System because of the market value of the Company's public float. Such changes will take effect on February 23, 1998. The Company will be required, among other things, to maintain a public float of at least $5,000,000. As of December 12, 1997, the Company's public float was $1,765,750. If the Company does not meet such requirements by February 23, 1998, the Common Stock and Warrants may no longer be eligible to be listed with the Nasdaq National Market System. In such event, the Company will endeavor to list its Common Stock and Warrants on the Nasdaq SmallCap Market. See "Market for Company's Common Equity and Related Stockholder Matters."

Current  Prospectus and State  Registration  Required to Exercise Warrants

      The Warrants and Selling Securityholder Securities have been registered pursuant to a Registration Statement, as amended, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of which this Prospectus is a part. Unless the Company continues to keep such Registration Statement current and continues to take measures to qualify or keep qualified such securities in certain states, holders of the Warrants and the Selling Securityholder Options will not be able to exercise the Warrants or Options, although they may be immediately exercisable, or sell the underlying shares of Common Stock issuable upon exercise of the Warrants or Selling Securityholder Securities in the public market. In connection with the Initial Offering, the Company agreed to use its best efforts to qualify and maintain a current registration statement covering such Warrants, Options and shares of Common Stock. There can be no assurance, however, that Sonics will be able to maintain a current registration statement or to effect appropriate qualifications under applicable state securities laws, the failure of which may result in the exercise of the Warrants and Options and the resale or other disposition of Common Stock issued, upon such exercise, being unlawful. See "Description of Securities--Warrants" and "Concurrent Offering--Selling Securityholder Options."

Possible Issuances of Preferred Stock

      Shares of Preferred Stock of the Company may be issued by the Board of Directors, without stockholder approval, on such terms as the Board may determine. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. Moreover, although the ability to issue Preferred Stock may provide flexibility in connection with possible acquisitions and other corporate purposes, such issuance may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, a majority of the voting stock of the Company. This result could prevent an increase in the market price of Sonics' Common Stock or cause a decline in such price. Sonics has no current plans to issue any shares of Preferred Stock. See "Description of Securities--Preferred Stock."

Shares Eligible for Future Sale

      Future sales of Common Stock by existing stockholders pursuant to Rule 144 under the Securities Act, pursuant to the Concurrent Offering or otherwise, could have an adverse effect on the price of the Company's securities. Robert Soloff, an officer and director of the Company, holds 2,500,000 shares of Common Stock. In connection with the Initial Offering, Mr. Soloff agreed not to publicly offer, sell or otherwise dispose of any such shares until February 26, 1998 without the prior written consent of Monroe Parker. In connection with the Concurrent Offering, 100,000 Selling Securityholder Options, 100,000 shares of Selling Securityholder Common Stock, and 100,000 Selling Securityholder Warrants and the securities underlying such Warrants were registered for resale concurrently with this Offering. Monroe Parker has "demand" and "piggy-back" registration rights covering the securities underlying the Selling Securityholder Options. Future sales of Common Stock, or the possibility of such sales in the public market, may adversely affect the market price of the securities offered hereby. See "Description of Securities" and "Concurrent Offering."

                CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

      Any statements in this Prospectus that are not statements of historical fact are forward-looking statements that are subject to a number of important risks and uncertainties that could cause actual results to differ materially. Specifically, any forward looking statements in this Prospectus related to the Company's objectives of future growth, profitability and financial returns are subject to a number of risks and uncertainties, including, but not limited to, risks related to a growing market demand for Sonics' existing and new products, continued growth in sales and market share of Sonics and its Ultra Sonic Seal division products, pricing, market acceptance of existing and new products, a fluctuation in the sales product mix, general economic conditions, competitive products, and product and technology development. There can be no assurance that such objectives will be achieved. The Company's objectives of future growth, profitability and financial returns are also subject to the uncertainty of Vibra-Surge Corporation being able to successfully market its ultrasonic surgical device. It is also uncertain whether a patent will be granted for the Company's ultrasonic surgical device, or whether any related patent litigation may hinder the Company's ability to market the device. In addition, the Company's objectives of future growth, profitability, and financial returns are also subject to the uncertainty of the growth and profitability of its wholly owned subsidiary, Tooltex. See "Business" and "--Products." Factors that could cause actual results to differ materially include, but are not limited to, those discussed herein under "Risk Factors." The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                     MARKET FOR COMPANY'S COMMON EQUITY AND
                           RELATED STOCKHOLDER MATTERS

      Since February 26, 1996, the Common Stock and Warrants to purchase Common Stock of the Company have been traded and quoted through Nasdaq under the symbols "SIMA" and "SIMAW," respectively. Prior to that date, the Company's equity was not traded on any public market. The following table sets forth the range of high and low bids for the Company's Common Stock and Warrants for the periods indicated as reported by Nasdaq.

                             Stock                     Warrants
                   --------------------------  --------------------------
 Quarter Ended        High           Low          High           Low
----------------   ------------  ------------  ------------  ------------

March 31, 1996        11 1/4         6 3/4         5              3/4

June 30, 1996         13            11 7/8         6 5/8        4

September 30, 1996    14 1/2        10 13/16       7 1/4        4 1/4

December 31, 1996     13 1/2         3 3/4         6 1/4          1/2

March 31, 1997         8 1/2         4             2 1/2          11/16

June 30, 1997          6 1/4         2 7/8         1 11/16        3/8

September 30, 1997     3 3/4         2 1/2            7/8         1/4

      The prices presented in the table are bid prices, which represent prices between broker-dealers and do not include retail mark-ups and mark-downs or any commission to the dealer. The prices presented may not reflect actual transactions.

     On December 12, 1997, the closing price of the Common Stock of the Company, as reported by Nasdaq, was $1 3/4 per share, and the closing price of the Warrants, as reported by Nasdaq was $1/4 per Warrant. On December 12, 1997, the Company had 26 stockholders of record and 13 Warrant holders of record. The Company has been informed by its registrar and transfer agent that these are holders in nominee name. The Company believes that the number of beneficial holders is greater.

     By letter dated December 5, 1997, the Company was informed by Nasdaq that, due to changes made by Nasdaq to its quantitive maintenance requirements, the Company may no longer be eligible to be listed on the Nasdaq National Market System because of the market value of the Company's public float. Such changes will take effect on February 23, 1998. The Company will be required, among other things, to maintain a public float of at least $5,000,000. As of December 12, 1997, the Company's public float was $1,765,750. If the Company does not meet such requirements by February 23, 1998, the Common Stock and Warrants may no longer be eligible to be listed with the Nasdaq National Market System. In such event, the Company will endeavor to list its Common Stock and Warrants on the Nasdaq SmallCap Market. See "Risk Factors."

                                 USE OF PROCEEDS

      The net proceeds which may be realized by the Company upon the exercise of all of the Company's Warrants (assuming no exercise of the Selling Securityholder Options), after deduction of expenses of this Offering and before provision for the possible payment of a warrant solicitation fee of 4% (see "Warrant Solicitation Fee"), are estimated to be $9,914,000. Inasmuch as the Company has received no firm commitments for the exercise of the Warrants, no assurance can be given that all of the Warrants will be exercised.

      Any net proceeds received from the exercise of the Warrants are intended to be used for working capital expansion of domestic and international marketing activities, research and development and reduction of existing debt.

                                 DIVIDEND POLICY

      Sonics has made payments in the form of additional compensation to its former sole stockholder, Mr. Soloff, to pay taxes due during its S corporation status and on June 29, 1995 made an additional $500,000 payment to Mr. Soloff as a distribution relating to previously taxed accumulated earnings. In addition, the Company distributed, in the form of a dividend to Mr. Soloff upon the effective date of the Company's Initial Offering, approximately 43% of the earnings of the Company from January 1, 1995 until February 26, 1996, or $496,000, which equals approximately the amounts Mr. Soloff would be expected to pay personally for income taxes based on such earnings. The distribution included an adjustable note payable to Mr. Soloff of $450,000 to cover the estimated personal income taxes on the Company's S corporation income. Such distribution to its former sole stockholder for purposes of tax payments has been charged to Sonics' retained earnings and does not affect its statement of income.

      The Company intends to follow a policy of retaining any earnings to finance the development and growth of its business. Accordingly, it does not anticipate other payments of cash or other dividends in the foreseeable future. See "Risk Factors--Lack of Dividends." The payment of dividends, if any, rests within the discretion of the Board of Directors and will depend upon, among other things, the Company's earnings, its capital requirements and its overall financial condition. See "Description of Securities."

                                 CAPITALIZATION

      The following table sets forth the capitalization of the Company at September 30, 1997 (see "Concurrent Offering"). See also "Use of Proceeds." This table should be read in conjunction with the Financial Statements and notes thereto included elsewhere in this Prospectus.

                                                    September 30,
                                                        1997
                                                   ----------------
                                                     (unaudited)
Indebtedness:
    Short-term debt, including current portion
      of long-term debt (1)...................     $  2,451,203
    Long-term debt, net of current portion....          664,156

Stockholders' equity:
    Common  stock,  par value  $.03 per  share;
      10,000,000  shares  authorized; 3,520,100
      shares issued and outstanding at June 30, 1997;
      3,590,100 shares issued and outstanding
      at September 30, 1997...................          107,703
    Additional paid-in capital................        6,766,897
    Retained earnings.........................          227,753
                                                 ------------------
      Total stockholders' equity..............       $7,102,353
                                                 ==================

----------------------

(1)   Includes current portion of a $500,000 term note.

(2) Does not include (i) 250,000 shares of Common Stock reserved for issuance under the Company's incentive stock option plan, (ii) 285,366 shares of Common Stock reserved for issuance under certain non-qualified stock options, (iii) up to 200,000 shares of Common Stock issuable upon the exercise of the Selling Securityholder Options and Selling Securityholder Warrants and (iv) 70,000 shares of Common Stock issued in connection with the acquisition of Tooltex on July 25, 1997. See "Management--Option and Stock Appreciation Rights," "Certain Relationships and Related Transactions," "Description of Securities," and "Concurrent Offering."

                             SELECTED FINANCIAL DATA

      The financial information set forth below for the years ended June 30, 1995, 1996 and 1997 and the three months ended September 30, 1996 and 1997 summarizes certain selected financial data which should be read in conjunction with the Company's audited financial statements and related notes thereto and with Management's Discussion and Analysis of Financial Condition and Results of Operations, all of which are included elsewhere in this Prospectus. The information as of and for the three months ended September 30, 1996 and 1997 is unaudited, but includes all adjustments, consisting of only normal recurring accruals, considered necessary for a fair presentation of financial positions and results of operations.

                                                                      Three Months Ended
                                          Year Ended June 30,           September 30,
                                     ---------- ---------- ----------- ---------- -----------
                                       1995      1996       1997       1996       1997
                                     ---------- ---------- ----------- ---------- ----------
Statement of Income Data

Net sales..........................  $8,574,845 $9,376,170 $10,827,525 $2,536,238 $3,116,804
Cost of sales......................   4,228,024  5,091,789   6,410,584  1,330,404  1,827,658
                                      ---------  ---------  ----------  ---------  ---------
Gross profit.......................   4,346,821  4,284,381   4,416,941  1,205,834  1,289,145
Operating expenses.................   3,582,037  3,793,261   4,399,425  1,006,190  1,190,421
                                      ---------  ---------  ----------  ---------  ---------
Income from operations.............     764,784    491,120      17,516    199,644     98,724
Other income (expense).............
   Other  income...................      27,751     45,201     110,471      2,250      7,282
   Interest, net...................     (12,817)  (100,011)    (79,565)   (32,549)   (34,578)
                                      ---------  ---------  ----------  ---------  ---------
Income before income taxes.........     779,718    436,310      48,422    169,345     71,428
Income taxes (benefit).............      45,000     (8,000)     19,368     67,738     15,915
                                      ---------  ---------  ----------  ---------  ---------
Net income.........................  $  734,718 $  444,310 $    29,054 $  101,607 $   55,513
                                      =========  =========  ==========  =========  =========

Pro Forma Statement of Income
   Data(1)
Income before income taxes.........  $  940,000 $  436,000
Provision for income taxes.........     376,000    174,000
                                      ---------  ---------
Net income.........................  $  564,000 $  262,000
                                      =========  =========
Net income per share...............  $      .22 $      .09 $      .01 $     .02   $      .01
                                      =========  =========  =========  ==========  =========
Weighted average number of shares
   outstanding.....................   2,624,000  3,409,000  4,247,000   4,775,820  3,769,893
                                      =========  =========  =========  ==========  =========
 Fully diluted net income per share. $      .22 $     .08  $      .01 $      .02  $      .01
                                      =========  =========  =========  ==========  =========
Weighted average number of shares
   outstanding.....................   2,624,000  3,441,000  4,247,000   4,775,870  3,769,393

                                                 June 30,                 September 30,
                                       1995       1996         1997       1996        1997
                                     ---------   ---------   --------    --------   ---------
Balance Sheet Data
Cash and cash equivalents..........  $  187,490  $   73,129  $  271,593  $   89,111  $  243,347
Working capital....................   2,183,858   6,010,485   5,942,288   6,119,611   4,359,077
Total assets.......................   4,985,405   9,180,506   9,159,117   9,205,748  11,807,577


Long-term obligations, less current           -           -     406,911           -     664,156
   portion.........................
Stockholders' equity...............  2,883,767 6,665,315 6,817,440  6,766,922   7,102,353
----------------------

(1)Pro forma statement of income data reflects (i) Common Stock expected to be outstanding immediately prior to the exercise of any of the Warrants after giving effect to the First and Second Stock Splits; (ii) adjustments for payment of additional salary to Mr. Soloff representing the personal income tax owed on the S corporation income totaling $160,000, and $0 for the years ended June 30, 1995 and 1996, respectively; and (iii) federal, state and local taxes as if the Company had been a C corporation based on rates that would have been in effect. See "Management--Executive Compensation."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion of the financial condition and results of operations of the Company relates to the fiscal years ended June 30, 1995, 1996 and 1997 and the three months ended September 30, 1996 and 1997 and should be read in conjunction with the preceding Selected Financial Data and the Company's Financial Statements and notes thereto included elsewhere in this Prospectus. All references to full years are to the applicable fiscal year of the Company.

      Until February 26, 1996, the effective date of the Company's Initial Offering, the Company was an S corporation under the Federal Internal Revenue
Code. In lieu of federal income taxes on the corporation's income, the stockholders of an S corporation are taxed on their proportionate share of the corporation's net income. No provision or liability for Federal income taxes has been included, therefore, in the Company's financial statements or below for fiscal year 1995. However, adjustments for federal income taxes as if the Company were a C corporation on a pro forma basis have been made. See "Selected Financial Data" and "Financial Statements."

Results of Operations

Recent Financial Developments

      The following table sets forth, for the three most recent fiscal years and for the three months ended September 30, 1996 and 1997, the percentage relationship to net sales of principal items in the Company's Statement of Income.

                     Statement of Income as Percent of Sales

                                                                  Three Months Ended
                                      Year Ended June 30,           September 30,
                                   ----------------------------  ----------------------
                                    1995      1996      1997       1996        1997
                                   -------- --------- ---------  ---------- -----------
Statement of Income Data
Net sales.......................... 100.0%     100.0%    100.0%    100.0%      100.0%
Cost of sales......................  49.3       54.3      59.2      52.5        58.6
                                   -------- --------- ---------  ---------- -----------
Gross profit.......................  50.7       45.7      40.8      47.5        41.4
Operating expenses.................
   Selling.........................  28.5       30.2      29.2      27.1        23.5
   General and administrative......   7.9        6.3       7.6       8.7         9.9
   Research and development........   4.1        4.0       3.9       3.9         4.8
   Compensation expense - stock
   options.........................   1.2        -         -         -           -
                                   -------- --------- ---------  ---------- -----------
   Total operating expense.........  41.7       40.5      40.7      39.7        38.2
                                   -------- --------- ---------  ---------- -----------

Other income (expense).............
   Interest, net...................   (.2)      (1.1)      (.7)     (1.2)       (1.1)
   Other income (expense)..........    .3         .5       1.0        .1          .2
                                   -------- --------- ---------  ---------- -----------
      Total other income
   (expense).......................    .1        (.6)       .3      (1.1)        (.9)
                                   -------- --------- ---------  ---------- -----------
Income before income taxes.........   9.1        4.6        .4       6.7         2.3
Income taxes (benefit).............    .5        (.1)       .2       2.7          .5
                                   -------- --------- ---------  ---------- -----------
Net income.........................   8.6%       4.7%       .2%      4.0%        1.8%
                                   ======== ========= =========  ========== ===========


Three Months Ended September 30, 1997 Compared to the Three Months Ended September 30, 1996.

      Net Sales. Net sales for the quarter ended September 30, 1997 increased $581,000 or 22.9% over the same period in fiscal 1997. This increase is the result of the effect of the acquisition and consolidation of Tooltex, combined with slight increased volume in domestic markets for the Company's ultrasonic welding equipment

      Cost of Sales. Cost of sales increased from 52.5% of sales for the three months ended September 30, 1996 to 58.6% of sales for the three months ended September 30, 1997. This increase in the cost of sales percentage is partially attributable to the acquisition and consolidation of Tooltex. In addition, cost of sales for the quarter ended September 30, 1997 was 56.6% of sales, excluding the effect of Tooltex, compared to 52.5% for the same quarter last year. This increase is attributable to increased costs associated with the manufacture of the vibration welder in connection with the introduction of the product to the market which was recognized in the first quarter combined with the effect of the product mix in the first quarter.

      Selling Expenses. Selling expenses for the first quarter of fiscal 1998 increased $46,000 or 6.7% over the same period in fiscal 1997. As a percentage of net sales, selling expenses decreased from 27.1% to 23.5% over the same periods. This decrease in selling expenses as a percentage of net sales is a result of the Company increasing its net sales through the acquisition and consolidation of Tooltex, with only a slight corresponding increase in selling expenses. Excluding the effect of Tooltex, expenses also decreased from 27.1% of sales in the first quarter of fiscal 1997 to 25.7% of sales in the first quarter of fiscal 1998.

      General and Administrative Expenses. General and administrative expenses for the first quarter of fiscal 1998 increased $88,000 or 39.9% over the first quarter of fiscal 1997. As a percentage of net sales, these expenses increased to 9.9% from 8.7% over the same period in fiscal 1997. This increase is primarily attributable to regular increases in salaries.

      Research and Development Expenses. Research and development expenses increased $51,000 or 50.8% over the same period in fiscal 1997. The increase was primarily due to that department's increased use of outside consulting services for several development projects.

      Interest Expense. Interest expense for the three months ended September 30, 1997 increased by approximately $2,000 or 6.2% over the three months ended September 30, 1996. This slight increase is due to slightly higher average borrowings on the Company's line of credit in the first quarter of fiscal 1998. The Company expects interest expense to increase in future quarters due to the new credit facilities discussed in "Liquidity and Capital Resources" below.

Year Ended June 30, 1997 Compared to Year Ended June 30, 1996

      Net Sales. Net sales for the year ended June 30, 1997 increased $1,451,000, or 15.5% over the prior year. This is primarily the result of increased sales volume for the vibration welder product line. The Company also experienced increased volume for the ultrasonic welder product line. The Company implemented a slight price increase of between three and five percent in the ultrasonic welder line in March, 1997 and in the liquid processor product line in April, 1997

      Cost of Sales. Cost of sales increased approximately $1,319,000 or 25.9% over the prior year. As a percentage of sales, cost of sales increased from 54.3% to 59.2%. This increase in cost of sales is primarily attributable to increased costs associated with the vibration welder in the first year of production. Initial costs associated with the startup of the vibration welder line caused the cost of these products, as a percentage of their net sales during this period, to be higher than the Company has experienced with other product lines. The Company was not able to pass these increased costs on to the customer. The impact of the vibration welder upon cost of sales was most significant in the fourth quarter. If the Company had not made any sales of vibration welders during the 1997 fiscal year, cost of sales would be only 55.6% of sales, only slightly higher than the prior year.

      Selling Expenses. Selling expenses for the year ended June 30, 1997 increased by approximately $325,000 or 11.5% over fiscal 1996. This increase is primarily attributable to the increase in sales. As a percentage of sales, selling expense decreased slightly from 30.2% in fiscal 1996 to 29.2% in fiscal 1997.

      General and Administrative Expenses. General and administrative expenses for the year ended June 30, 1997 increased by approximately $235,000 or 39.9% from the prior year. This increase can be primarily attributed to increased expenses associated with being a publicly traded company, such as professional fees, investor relations, printing, and directors' and officers' insurance expenses.

      Research and Development Expenses. Research and development expenses increased by approximately $46,000 in fiscal 1997. This represents an increase of approximately 12.5%. The primary factor that contributed to this increase was the planned addition of one research and development engineer, as part of the expansion of research and development efforts.

      Interest Expense. Total interest expense for fiscal 1997 decreased $20,000 or 20.4%. This is, in large part, due to decreased borrowings on the Company's line of credit with its bank. In fiscal 1996, the average daily balance under this line of credit was approximately $661,000, compared to approximately $355,000 in fiscal 1997. In the second quarter of fiscal 1997, the Company reduced borrowings on its line of credit by utilizing a portion of the proceeds from its initial public offering.

      Income Taxes. Income taxes increased by $27,000 or 342.1% due to the Company recording an income tax benefit of $91,000 in fiscal 1996. This tax benefit resulted from the recognition of a Federal deferred tax asset upon conversion of the Company from an S-corporation to a C-corporation due to the completion of the initial public offering. This resulted in an increase in fiscal 1997 that was offset by lower taxes resulting from lower earnings in the current fiscal year.

Year Ended June 30, 1996 Compared to Year Ended June 30, 1995

      Net Sales. Net sales for the year ended June 30, 1996 increased $801,000 or 9.3% over the prior year. This is primarily the result of increased sales volume for the liquid processor product line, as well as increased sales volume generated by the Company's ultrasonic bonding product line. In addition, the Company implemented a limited price increase for some of its products during the 1996 fiscal year.

      Cost of Sales. Cost of sales for the period increased from $4,228,000 in fiscal 1995 to $5,092,000 in fiscal 1996. This represents an increase of approximately 20.4%. As a percentage of sales, cost of sales increased from 49.3% in fiscal 1995 to 54.3% in fiscal 1996. A substantial portion of this increase is attributable to increased sales. The remaining increase is primarily attributable to the introduction of two new product lines as well as the introduction of the new generation of ultrasonic welders in fiscal 1996. Initial costs associated with the startup of the spin welder line and the vibration welder line caused the cost of these products, as a percentage of their net sales during the start-up period, to be higher than the Company has experienced with other product lines. The Company was not able to pass these increased costs on to the customer. A fluctuation in the sales product mix also contributed to the increase. Since not all products have the same markup due to market considerations, the cost of sales may fluctuate depending on the actual sales mix for the period.

      Selling Expenses. Selling expenses for the year ended June 30, 1996 increased $382,000 or 15.6% over the prior year. A substantial portion of the increase is attributable to increased sales. The primary factor contributing to the remaining portion of the increase is the costs associated with two new product lines, the vibration welder and the spin welder. These costs of approximately $141,000 include the design and printing of product literature, as well as associated personnel expenses. The Company also incurred an additional expense relating to the design and printing of a new brochure for its ultrasonic welders. The increase is also attributable to $56,000 of increased travel expenses, including travel associated with the Company's international sales meeting held in November of 1995, and expenses related to the Company's liaison to the Korean marketplace.

      General and Administrative Expenses. General and administrative expenses for the year ended June 30, 1996 decreased by approximately $87,000 or 12.9% from the prior year. In fiscal 1995, the Company paid its shareholder approximately $160,000 to cover his personal tax liability resulting from the Company's subchapter S status. No such payments were made in fiscal year 1996. Offsetting the elimination of the bonus was an increase of approximately $80,000 in professional fees. This increase is primarily attributable to legal fees associated with the litigation related to the Company's dispute with Sonique Surgical Systems, Inc. ("Sonique") and Mentor Corp. ("Mentor"), which has been settled. See "Business--Legal Proceedings."

      Research and Development Expenses. Research and development expenses increased by approximately $23,000 in fiscal 1996. This represents an increase of approximately 6.6%. The increase is primarily attributable to expenses of approximately $46,000 incurred in fiscal year 1996 relating to CE testing of Sonics' existing ultrasonic equipment. CE approval is required for all equipment shipped into countries belonging to the European Community. The increase resulting from the CE testing was partially offset by a decrease in research and development materials.

      Total Operating Expenses. Total operating expenses for fiscal 1996 increased $211,000 or 5.9% over fiscal 1995. This increase is a result of the factors discussed above offset by a one-time charge to compensation expense in fiscal 1995 resulting from the repurchase and cancellation of stock options formerly held by two officers of the Company.

      Interest Expense. Total interest expense for fiscal 1996 increased $87,000 or 680%. This is due to increased borrowings on the Company's line of credit with its bank. In fiscal 1995 the average daily balance under this line of credit was approximately $141,000, compared to approximately $661,000 in fiscal 1996. The Company has reduced borrowings on its line of credit by utilizing proceeds from its Initial Offering.

      Income Taxes. Income taxes decreased by $53,000 or 117.8% due to the Company recording an income tax benefit of $91,000 for the recognition of a Federal deferred tax asset upon conversion of the Company from an S corporation to a C corporation due to the completion of the Initial Offering. This amount has been offset by an income tax provision of $50,000 based on the income earned by the Company from the date of the Initial Offering.

Liquidity and Capital Resources

      Operations of the Company used approximately $277,000 during the three months ended September 30, 1997 as a result of increasing inventory while paying down accounts payable balances. During the first quarter of fiscal 1998, the Company invested approximately $16,000 in new capital equipment and leasehold improvements and $1,289,000 in land and a building that will be used to consolidate the Company's manufacturing and office facilities. As of June 30, 1997, the Company's working capital was $5,942,000. As of September 30, 1997, the Company's working capital had decreased to $4,359,000 representing a decrease of approximately 26.6%. This decrease is the result of increased short term debt resulting from increased borrowings under the Company's line of credit by approximately $505,000 and a short term bridge loan in the amount of $1,151,000 that will be repaid with proceeds from a bond issue.

      The Company's principal credit line is a $1,500,000 bank credit facility.

      On September 19, 1997, the Company entered into three facilities with a bank (the "Bank"), each of which is secured by a first mortgage lien on the Newtown Property (as defined under "Properties and Facilities"): (i) a Bridge Loan in the original principal amount of $1,600,000; (ii) a Line of Credit in the original principal amount of up to $1,500,000; and (iii) a Term Loan in the original principal amount of $427,000.

     On December 12, 1997, the Bank made a tax-exempt industrial development loan (the "IRB Loan") in the aggregate principal amount of $3,180,000 which was issued through the Connecticut Development Authority; $1,239,390 of the proceeds was used to pay in full the amount outstanding under the Bridge Loan. The remainder of the IRB Loan proceeds will be used to pay any remaining costs of preparing the Newtown Property for Sonics' use and occupancy and for purchasing manufacturing equipment. The IRB Loan is secured by a second mortgage lien on the Newtown Property. It bears interest at 75% of the Bank's base lending rate. See "Business - Properties and Facilities."

      The Line of Credit is used by the Company for working capital. The Line of Credit bears interest, at Sonics' option, at the Bank's base lending rate or LIBOR plus 2.5%. Advances under the Line of Credit are at the Bank's sole discretion. The entire principal balance of the Line of Credit, which at December 2, 1997 was $1,005,101, will mature and be due and payable upon the demand of the Bank. The borrowings under the Line of Credit have been used to repay a line of credit with another bank in the amount of $992,000. The line of credit with the other bank bore interest at such bank's loan pricing rate of interest plus one-half percent. The principal of the Line of Credit may be prepaid in whole or in part, without premium or penalty, at any time. In the event of the prepayment of any portion of the Line of Credit during any period in which the Line of Credit bears interest at a LIBOR rate, Sonics will be obligated to pay the Bank a breakage fee relating to the LIBOR interest component. The Line of Credit is also secured by all of the Company's assets.

      The proceeds of the Term Loan were used to pay in full a term loan with another bank with interest and principal totaling $427,000. The term loan with the other bank bore interest at such bank's loan pricing rate of interest plus one-half percent. The outstanding principal amount of the Term Loan at December 2, 1997 was $403,278, which bears interest, at Sonics' option, at the Bank's base lending rate or LIBOR plus 2.5%. The principal of the Term Loan must be paid in 36 equal monthly installments of $11,861.11, commencing on November 1, 1997, and the entire remaining principal balance will mature and be due and payable on October 1, 2000. The terms and conditions under which Sonics may prepay all or any portion of the Term Loan are the same as for the Line of Credit discussed above. The Term Loan is also secured by all of the Company's assets.

Impact of Inflation

      The Company does not believe that inflation significantly affected its results of operations for the 1997 fiscal year.

Future Effect of Recently Issued Accounting Pronouncements

      In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share," which is effective for financial statements for both interim and annual periods ending after December 1997. Early adoption of the new standard is not permitted. The new standard eliminates primary and fully diluted earnings per share and requires presentation of basic and diluted earnings per share together with disclosure of how the per share amounts were computed. The pro forma effect of adopting the new standard would be basic earnings per share of $.09 and $.01 for the years ended June 30, 1996 and 1997, respectively, and $.03 and $.01 for the three months ended September 30, 1996 and 1997, and diluted earnings per share of $.08 and $.01 for the years ended June 30, 1996 and 1997, respectively, and $.02 and $.01 for the three months ended September 30, 1996 and 1997, respectively.

      In addition, in June 1997, FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), and Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). The Company will implement SFAS 130 and SFAS 131 as required in fiscal 1999, which require the Company to report and display certain information related to comprehensive income and operating segments, respectively. Adoption of SFAS 130 and SFAS 131 will not impact the Company's financial position or results of operations.

                                    BUSINESS

      Sonics designs, manufactures and sells (i) ultrasonic bonding equipment for the welding, joining and fastening of thermoplastic components, textiles and other synthetic materials, and (ii) ultrasonic liquid processors for dispersing, blending, cleaning, degassing, atomizing and reducing particles as well as expediting chemical reactions. To further address the needs of its customers, the Company introduced two new product lines in fiscal 1996, the spin welder and the vibration welder, both of which are used for the bonding of thermoplastic components.

      The Company was incorporated in New Jersey in April 1969, and was reincorporated in Delaware in October 1978. Robert S. Soloff, its chairman, president and founder, invented the ultrasonic plastic welding process early in his career. He has been granted nine patents in the field of power ultrasonics and is considered to be a pioneer in the application of ultrasonic technology to industrial processes. Howard Deans, general manager of the Company's Ultra Sonic Seal division, has also invented ultrasonic devices and processes covered by patents primarily for packaging and sealing. The patents granted to Messrs. Soloff and Deans have expired and the technology related to them is now in the public domain and is used in part in the development and manufacture of the Company's products.

      On July 25, 1997, the Company acquired Tooltex, Inc., an Ohio corporation ("Tooltex"), through a merger transaction (the "Merger"). Tooltex is a manufacturer of automated systems used in the plastics industry. Pursuant to an Agreement and Plan of Merger, dated July 25, 1997 (the "Plan of Merger"), among Sonics, SM Sub, Inc., an Ohio corporation and a wholly owned subsidiary of Sonics ("Sonics Sub"), Tooltex, and the shareholders of Tooltex, Tooltex was merged with and into Sonics Sub. Sonics Sub then changed its name to Tooltex, Inc. (the "Surviving Corporation"). Under the Plan of Merger, the shareholders of Tooltex received, in exchange for 100% of the stock of Tooltex, (i) an aggregate of 70,000 shares of Sonics Common Stock, (ii) $70,000 and (iii) options to purchase 10,000 shares of Sonics Common Stock. See the financial statements of Tooltex elsewhere in this Prospectus.

      In connection with the Merger, the former two shareholders of Tooltex, who had also been the President and Vice President of Tooltex, entered into employment agreements with the Surviving Corporation and non-competition agreements and confidentiality agreements with the Surviving Corporation and Sonics.

      The Company has also formed a wholly owned subsidiary, Vibra-Surge Corporation, for the manufacture and sale of its ultrasonic surgical device. See "Products" below.

Products

      The Company manufactures equipment in the following categories:

      Ultrasonic Welders -- Manufactured by the Company since its founding, this line of ultrasonic devices welds, bonds, fastens, sews and rivets thermoplastic components and other synthetic materials. As new applications were requested by industrial customers, the line has expanded over the years. Plastic welders and related devices are used in a wide variety of industries and applications. These include the automotive, computer, electronics, packaging, toy, home entertainment, medical device, textile and garment, and home appliance industries.

      There are certain advantages to ultrasonic bonding in comparison to more traditional welding techniques. Uniform production is often accomplished due to the consistency, speed and focusing of the energy applied to the welded part. The bond created between the components is generally strong and clean. Because no solvents, adhesives or external heat are involved, adverse environmental
factors are minimized. Materials which may not be easily assembled or welded by other technologies can be effectively bonded ultrasonically. Moreover, ultrasonic bonding is generally faster and requires less skilled labor or training than many other methods.

      Liquid Processors - Liquid processors, which are sold under the Company's trade name "Vibra-Cell" or under private label, are ultrasonic devices that disperse, break up, emulsify, atomize, mix and blend substances in a liquid or semi-liquid media. Substances affected by liquid processing include molecules, cells, tissues, fluids, chemicals and particles. These devices are available in different power configurations for low, medium and high volume applications with various capacities, features and accessories. Operating similarly to ultrasonic bonding systems and composed of many of the same components, liquid processors produce a different result because they are utilized in liquid, semi-liquid and powdered media.

      Liquid processors are utilized in biotechnology by scientists, biologists, chemists and pharmacologists, primarily in laboratories for research and testing purposes. The Company has extended the applications for its liquid processors from the research laboratories to industrial settings. The liquid processor also functions to process and test materials and substances on the production line and in vats and tanks. In the manufacture of pharmaceuticals and in the processing of petroleum products and certain specialty chemicals, they reduce particle size and facilitate mixing; in the preparation of paint and dyes, they blend and homogenize materials. In the ink industry, processors disperse black carbon. In the beverage and other industries, they are used to de-gas carbonated soda, wine, beer, spirits and solvents. The Company's liquid processors are also used as high-intensity cleaners. These ultrasonic cleaning devices are effective in spot cleaning and removing various contaminants, such as radioactive particles, proteins, rust, blood, and oil from laboratory equipment.

      The Company also manufactures a liquid processor with a spray nozzle that atomizes fluids by producing ultra-fine sprays in precisely measured dosage or at extremely low flow rates. Utilized in laboratories and plants, ultrasonic atomizers can coat, moisten, or deposit micro-droplets of liquid on glass, fabric, paper, semiconductors, pharmaceuticals, ceramics or tubes. They are also used to apply silicone and Teflon, disinfect surfaces and lubricate small parts.

      Vibration Welder -- Vibration welders are generally used to weld larger plastic components together, and have the ability to weld a wider variety of plastics. In this technology, a non-vibrating part is hydraulically lifted from below to meet a horizontally-vibrating part. The vibrations cause friction and heat, melting the plastic, and a bond is effectuated between the plastic parts. The vibration welder that has been designed and is currently being manufactured by the Company is computer-controlled and has a power supply, digital display and other features similar to the Company's ultrasonic welder.

       Spin Welder -- The Company has developed and currently manufactures spin welders based on a non-ultrasonic process known as rotary friction welding. Rotary friction welding is a bonding technology generally used only when assembling cylindrical or round-shaped thermoplastic parts. It is also better suited for plastics of a semi-crystalline nature and assemblies requiring significant tooling relief. In spin welding, one plastic component is spun against a mating plastic part that is held stationary in a nesting fixture. Friction generated by the spinning action produces heat which melts the plastic and fuses the two parts together.

      The spin welding system offered by Sonics features, among other things, a multi-function programmable controller, RPM display, and a two horsepower electronic drive motor that spins the plastic part. The spin welder is composed of a steel frame and column with a control box. Other components of the system include a pneumatic head, an automotive spindle bearing, an air brake and clutch system, and steel plates.

      Ultrasonic Surgical Instrument -- The Company has designed and developed an ultrasonic medical device, the Vibra-Surge(TM) System Model VS 2120 ("Vibra-Surge"), for the removal of soft tissue in general and reconstructive and plastic surgery. Sonics filed a patent application and a preliminary patent application covering Vibra-Surge (TM) with the U.S. Patent and Trademark Office on May 1, 1997. It is not certain whether patents for this application will be issued or, if issued, that such patents will offer adequate protection or will not be challenged by the holders of prior or other patents issued or to be issued for similar purposes. The device received 510(k) clearance from the Food and Drug Administration (the "FDA") on July 25, 1997 which permits Sonics to market the device. In September 1997, Sonics created a wholly owned subsidiary, Vibra-Surge Corporation, which signed an exclusive distribution agreement with Sonimedix, Inc. ("Sonimedix") on September, 19, 1997. Under the distribution agreement, Sonimedix serves as the exclusive worldwide distributor of
Vibra-Surge (TM). On September 25, 1997, Sonics transferred to Vibra-Surge Corporation all of its rights and obligations under the 510(k) FDA clearance and patent applications and all of the technology related to Vibra-Surge (TM).

Industry Background

      Management believes that in recent years the market for ultrasonic bonding systems has undergone steady and consistent growth. It appears that more companies are seeking to replace metal components with thermoplastics in order to reduce the weight of products or to capitalize on other special properties of synthetic substances. Consequently, ultrasonic bonding systems and related welding devices have been more extensively utilized in industrial processing and in new assembly applications. In contrast, management believes that the market for liquid processors in the past has experienced inconsistent growth and occasional contractions. One of the major reasons for this inconsistent growth appears to be the decrease in Federal government spending on research and development. These budget cutbacks have adversely affected expenditures for new testing equipment, including liquid processors, by university, and medical and industrial laboratories. To a certain extent, the past decline in sales of liquid processors in the research laboratory area has been offset by new and more extensive applications of such technology in other industries, such as the paint, chemical, petroleum and beverage industries, and medical industries. The market for liquid processors has only recently stabilized and appears to have resumed its growth.

Manufacturing and Supply

      Sonics' manufacturing operations, conducted at its facilities located in Danbury, Connecticut, Aston, Pennsylvania, and Grove City, Ohio, are run on a batch basis in which a series of products move irregularly from station to station. The Company manufactures its products pursuant to historical and projected sales data as well as specific customer orders.

      Most supplies and materials required in the manufacture of the Company's products are available from many sources. Many of its suppliers are based in the same general locality as the Company's manufacturing operations. To date, Sonics has experienced few shortages and delays regarding supplies and materials. However, it is not certain that such shortages or delays may not have an adverse impact on Sonics' operations in the future. No one supplier accounted for more than 5% of Sonics' total purchases for inventory made in fiscal years 1996 or 1997. Although management believes that in all cases alternate sources of supplies can be located, a certain amount of time would inevitably be required to find substitutes. During any such interruption in supplies, the Company may have to curtail the production and sale of its devices and systems for an indefinite period.

      Sonics is not a party to any formal written contract regarding the delivery of its supplies and materials. It generally purchases such items pursuant to written purchase orders of both the individual and blanket varieties. Blanket purchase orders usually entail the purchase of larger amounts of items at fixed prices for delivery and payment on specific dates ranging from two months to one year.

      Sonics has qualified its Connecticut facility to meet the quality management and assurance standards of an international rating organization (ISO
9001). ISO 9001 certification indicates that the Company has successfully implemented a quality assurance system that satisfies this standard. Sonics has also obtained CE approvals, which are now necessary for sales in Europe, for many models of its ultrasonic welder and liquid processor. It is working towards CE approvals for its other product lines.

Maintenance and Service

      The Company offers warranties on all its products, including parts and labor, that range from one year to three years depending upon the type of product concerned. For the fiscal years ended June 30, 1996 and 1997, and for the three months ended September 30, 1996 and 1997, expenses attributable to warranties were approximately $63,000, $77,000, $15,360 and $15,360, respectively. Sonics performs repair services on all of its products sold domestically either at its Connecticut or Pennsylvania facilities or at customer locations. Servicing of foreign sales is usually handled by distributors abroad or in the Company's Swiss branch office regarding its devices sold in Europe. These services are performed upon specific order without contracts at various rates. The Company usually charges for the time that its employees expend on the task and the cost of the materials or parts involved in the repair. For the fiscal years ended June 30, 1996 and 1997, and for the three months ended September 30, 1996 and 1997, the Company had income of approximately $358,000, $398,000, $88,000 and $131,000, respectively, for out-of-warranty services performed. Company devices generally have a long operating life, and Sonics has repaired machines manufactured by it that are more than 26 years old.

Sales and Marketing

      Sonics generally markets and sells its products in the United States and abroad through a network of sales representatives and distributors to end users and original equipment manufacturers ("OEMs"). In the United States, the Company and its Ultra Sonic Seal division ("USS") utilize approximately 50 sales representatives in 48 states throughout the country. The Company's wholly owned subsidiary, Tooltex, utilizes two sales representatives throughout the Midwest. In the overseas market, it relies on approximately 66 distributors and several sales representatives to distribute its products in 49 countries. The areas covered by these third parties include North and South America, the Middle and Far East, Europe and Australia.

Sales Representatives

      The Company's relationship with its sales representatives is usually governed by a written contract which is generally terminable by either party on 30 days prior notice. The contract provides for exclusive territorial and product representation and commissions payable to them on their sales depending on whether basic units or accessories are involved and typically covers ultrasonic bonding systems and liquid processors. OEM sales made by the Company are excluded from the commission arrangements. Generally, the sales representatives do not purchase for their own account, but merely sell Sonics' products on the Company's behalf. They also may represent other manufacturers but generally not those competitive with the Company's products. Except for Tooltex, which accounted for 10.1% and 6.0% in fiscal 1996 and fiscal 1997, respectively, no one sales representative accounted for more than 5% of Sonics' sales in either fiscal year 1996 or 1997. Tooltex was acquired by the Company on July 25, 1997. The loss of such representatives representing in the aggregate significant sales may have a material adverse impact on the Company's business.

      USS sells its plastic welder under its division name. USS maintains a network of sales representatives in the United States different from those for Sonics' main product lines. The terms of these arrangements with its sales representatives are similar to the terms Sonics negotiates with its own sales representatives.

      The Company's wholly owned subsidiary, Tooltex, sells its automated systems under its corporate name, Tooltex, Inc. Tooltex's sales organization consists of two direct sales personnel, as well as two sales representatives.

Distributors

      Sales of Sonics' products to distributors are also generally made pursuant to written contracts. Under such contracts, distributors provide repair service and are prevented from selling devices competitive to the Company's products. Generally, payments must be made in U.S. dollars within 30 days of delivery of the product. Distribution arrangements are either exclusive or non-exclusive and are cancelable upon 30 days notice. The contracts generally exclude private label sales made by Sonics in the distributor's territory even if the relationship is of an exclusive type and typically covers sales of both ultrasonic bonding systems and liquid processor lines. The Company now also offers both its spin welder and vibration welder to its sales representatives and distributors. The Company also sells these products directly to end-users or under private label. The Company usually grants discounts to distributors, depending on the product and quantity sold. No one distributor accounted for more than 5% of Sonics' sales in either fiscal year 1996 or 1997 or for the three months ended September 30, 1996 or 1997. The loss of such distributors in substantial numbers or at key locations could have a material adverse effect on the Company's business. USS maintains separate but similar arrangements with at least three foreign distributors abroad.

      The Company promotes the sale of its products through direct mailings, trade shows, product literature, press releases, advertising in trade magazines and listings in catalogs. The Company occasionally engages in cooperative advertising with some of its distributors.

      Sonics' wholly owned subsidiary, Vibra-Surge Corporation, will sell its ultrasonic surgical device through its exclusive distributor of the product, Sonimedix. Under the distribution contract, Sonimedix is prevented from selling devices competitive to the ultrasonic surgical instrument. Payment must be made within 60 days of receipt of the product by the end user. The contract may be canceled by either party if certain terms and conditions are not satisfied.

Customers

      Sonics sells its products, directly or indirectly, to numerous customers, ranging in size from small companies to large Fortune 100 corporations. Its customers are end-users, original equipment manufacturers, system integrators and resellers as well as distributors. Many of its customers are repeat purchasers. None of its customers represented more than 5% of Sonics' sales for fiscal 1996 or 1997 or for the three months ended September 30, 1996 or 1997.

International Operations

      The Company's international activities are an important portion of its business. Approximately 33%, 37%, 41% and 29% of its sales for fiscal years 1996 and 1997, and for the three months ended September 30, 1996 and 1997, respectively, are attributable to sales of its products outside the United States. The Company also operates a branch office in Gland, Switzerland where it sells and services its ultrasonic devices for the European market except for the United Kingdom.

      Internationally, the Company sells its ultrasonic products under its own label to end users and distributors or under the trade name of the distributor. In most cases, Sonics' devices are shipped to foreign distributors and end users as completed units. However, in certain situations, especially with regard to distributors of ultrasonic welders located in Asia and South America, the Company's systems are made available in kit form and assembled there. Kits frequently contain all components for devices but in some instances only a portion of the requisite components is provided. For some foreign sales, no written distribution arrangement exists.

Competition

      The Company competes in each of its markets against a variety of other concerns, many of which are larger and have greater financial, technical, marketing, distribution and other resources than Sonics. It competes on the bases of service, performance, reliability, price and delivery.

      Prior to making a sale, the Company will expend time and resources exploring whether it can profitably handle a new application for potential and existing customers. Generally, the Company receives no compensation for this pre-sale activity except when special tooling is required and payment for such services only occurs when and if product sales are consummated. Like nearly all manufacturers in this industry, the Company invests heavily in this pre-sale examination of new applications. Such examination represents another area in which such manufacturers compete, and those with greater resources and manpower may possess a competitive advantage.

     With respect to its ultrasonic bonding equipment, the Company encounters competition from Branson Ultrasonics Co. ("Branson"), a subsidiary of Emerson Electric Co., Dukane Corp. ("Dukane"), Herrmann Ultrasonics, Inc., Forward Technology Industries, Inc. and other smaller manufacturers.
The two dominant companies in this area are Branson and Dukane. Some of these competitors also offer spin and vibration devices as well as ultrasonic ones.

      In the ultrasonic liquid processor market, the Company's principal competitors are Branson and Misonix Inc. Management believes that in this market Sonics has the largest market share.

      The Company's  ultrasonic  surgical instrument has three main competitors:
Mentor Corporation, Lysonix Inc., and Wells-Johnson Corporation. No one company dominates this market. However, the Company's three major competitors have entered the market prior to Sonics.

Backlog

      As of September 30, 1997, the Company's backlog was $1,311,000 as compared with a backlog of $1,256,000 as of September 30, 1996. No one customer accounted for more than 10% of such backlog at September 30, 1997.

      Substantially all of the Company's backlog figures are based on written purchase orders executed by the customer and involve product deliveries and not engineering services. All orders are subject to cancellation.

Research and Development

      The Company maintains an engineering staff responsible for the improvement of existing products, modification of products to meet customer needs and the engineering, research and development of new products and applications. Engineering and research and development expenses were approximately $372,000 for fiscal 1996, and $418,000 for fiscal 1997, and $100,000 and $151,000 for the three months ended September 30, 1996 and 1997, respectively.

Intellectual Property

      Proprietary information and know-how are important to the Company's success. Sonics holds no active patents but has trademark protection for its "Vibra-Cell" trade name and its "Vibra-Surge" trade name. There can be no assurance that others have not developed, or will not develop, independently the same or similar information or obtain and use proprietary information of the Company. Sonics has obtained written assurances from its employees, sales representatives and distributors under confidentiality agreements regarding its proprietary information.

      On February 23, 1996, the Company filed a patent application with the U.S. Patent and Trademark office for one of its bonding machines. On May 1, 1997, the Company filed a patent application and a preliminary patent application with the U.S. Patent and Trademark Office covering its new ultrasonic surgical instrument. The Company cannot predict whether patents will be granted or the extent of protection which would be offered by a patent, if granted.

      On September 25, 1997, Sonics transferred to its wholly owned subsidiary, Vibra-Surge Corporation, the "Vibra-Surge" trade name, and its rights and obligations under the Vibra-Surge patent application and preliminary patent application. See "Products" above.
Government Regulation

      Sonics' bonding and liquid processor lines generally are not governed by specific legal rules and laws. The Company's ultrasonic surgical instrument, however, is subject to a variety of FDA regulations relating to its manufacture and sale in the United States. The FDA has rules which govern the design, manufacture, distribution, approval and promotion of medical devices in the United States.

      Various states and foreign countries in which Sonics' products are, or may be, sold may impose additional regulatory requirements, such as the Medical Device Directive in the European Common Market.

      On May 1, 1997, Sonics filed a patent application and a preliminary patent application for its ultrasonic surgical instrument, Vibra-Surge. The Company has obtained 510(k) clearance from the FDA which permits the Company to market the device for aiding the removal of soft tissue in general surgery and plastic and reconstructive surgery. Vibra-Surge has signed an exclusive distribution agreement with Sonimedix for the sale and marketing of its ultrasonic surgical instrument.

      Sonics' sales abroad may make it subject to other U.S. and foreign laws. The Company and its agents are also governed by the restrictions of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"). The FCPA prohibits the promise or payments of any money, remuneration or other items of value to foreign government officials, public office holders, political parties and others with regard to obtaining or preserving commercial contracts or orders. Sonics has urged its foreign distributors to comply with the requirements of the FCPA. All these restrictions may hamper the Company in its marketing efforts abroad.

      In addition, other federal, state and local agencies, including those in the environmental, fire hazard control, and working conditions areas could have a material adverse affect upon the Company's ability to do business. Sonics is not involved in any pending or threatened proceedings which would require curtailment of, or otherwise restrict, its operations because of such regulations and compliance with applicable environmental or other regulations. None of these laws has had a material effect upon its capital expenditures, financial condition or results of operations.

Employees

      As of November 17, 1997, the Company, including its subsidiaries, had 117 full-time employees including its officers, of whom 68 were engaged in manufacturing, three in repair services, eight in administration and financial control, 16 in engineering and research and development, and 22 in marketing and sales.

      None of Sonics' employees is covered by a collective bargaining agreement or represented by a labor union. Sonics considers its relationship with its employees to be good.

            The design and manufacture of the Company's equipment requires substantial technical capabilities in many disparate disciplines, from mechanics and computer science to electronics and mathematics. While management believes that the capability and experience of its technical employees compares favorably with other similar manufacturers, there can be no assurance that it can retain existing employees or attract and hire the highly capable technical employees necessary in the future on favorable terms, if at all.

Properties and Facilities

      The Company's primary manufacturing and office facility is located in Danbury, Connecticut in four separate steel and cinder block buildings, three of which are on the same parcel of land. These facilities are considered adequate for its current needs, but Sonics has determined that the facilities are not suitable for Sonics' anticipated requirements. As a result, on September 19, 1997, Sonics purchased a 63,000 square foot cement and cinder block building located at 55A Church Hill Road, Newtown, Connecticut (the "Newtown Property") for $1,265,000. The Company plans to renovate the building and consolidate its four Connecticut facilities in the Newtown Property which will serve as the Company's primary manufacturing facility and corporate headquarters. The Company anticipates that the cost of the improvements to the property will be approximately $1.9 million. The Company intends to move into the Newtown
Property by May 1, 1998. Sonics may lease 7,000 square feet in the Newtown Property to an unrelated third party. Although no party has yet been identified, the Company believes it will be able to find a lessee, if it chooses to lease the property, because there is minimal competition in Newtown for similar space. The Newtown Property is presently insured against fire and other casualty in an amount the Company believes to be adequate.

     The Newtown Property is encumbered by a first mortgage lien in favor of the Bank, which secures two credit facilities, each dated September 19, 1997: (i) a revolving line of credit facility in the original principal amount of up to $1,500,000 (the "Line of Credit"); and (ii) a term loan in the original principal amount of $427,000. The Newtown Property is also encumbered by a second mortgage lien in favor of the Bank and the Connecticut Development Authority, which secures the Company's IRB Loan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

      The Company does not intend to use the proceeds from the Line of Credit or the Term Loan to acquire or improve the Newtown Property. For information about such borrowings, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company does not have a policy with respect to investments in real estate, interests in real estate, real estate mortgages or securities of or interests in persons primarily engaged in real estate activities. The Company does not intend to make any investments in real estate other than the Newtown Property.

      The following table lists the Company's offices by location as of December 2, 1997, all of which are leased, and certain other information:

                               Approximate                         Approximate
                                Total Area    Expiration Date    Current Annual
                                Leased in        of Lease            Rent (1)
                              Square Footage
                              -------------------------------------------------
Kenosia Ave., Danbury,             23,000      April 30, 1998        $156,500
Connecticut

Shelter Rock Road, Danbury,        10,000      April 30, 1998          45,000
Connecticut

Aston, Pennsylvania                 4,900      September 30, 2002      40,300

Naperville, Illinois                2,000      December 31, 1997       14,400

Gland, Switzerland                  3,000      January 31, 1998 (2)    13,800

Grove City, Ohio(3)                13,600      July 26, 2002 (2)       77,900


---------------------------

(1)Includes proportionate cost of utilities, repairs, cleaning, snow removal, taxes and insurance.

(2) Contains renewal option as listed below:

         Gland Switzerland.............1 year
         Grove City, Ohio .............5 years

(3)Lease is with BPT, Limited, the sole partners of which are the former shareholders and current President and Vice President of Tooltex.

      The Company  believes that it has adequate  insurance  coverage for all of
its  leased  properties.   The  Company  also  leases  certain  automobiles  and
equipment.

Legal Proceedings

      There is no pending or threatened material litigation or proceeding against the Company.

                                   MANAGEMENT

            Name                               Age     Title
            ----                               ---     -----

      Robert S. Soloff (1)(2)...........        58   Chairman, Chief Executive Officer,
                                                      President, Treasurer and Director
      Richard H. Berger.................        54   Vice President of Sales and
                                                      Marketing
      Daniel Grise......................        39   Vice President of Operations
      Lauren H. Soloff..................        32   Secretary, Vice President of Legal
                                                      Affairs and Investor Relations and
                                                      Director
      Alan Broadwin (1).................        62   Director
      Stephen J. Drescher...............        34   Director
      Jack T. Tyransky (1)(2)...........        52   Director
     --------------------

(1)   Member of Audit Committee.
(2)   Member of Stock Option Committee.

      All directors hold office until the next annual meeting of stockholders or until their successors are elected and qualify. Executive officers hold office until their successors are chosen and qualify, subject to earlier removal by the Board of Directors.

      Robert S. Soloff

      Robert S. Soloff founded the Company in 1969 and has served as its Chairman, President and a director since then. From 1960 to 1961, he was employed as an Assistant Project Engineer by Kearfott-Singer, Inc. designing ultrasonic oil burners and investigating the use of ultrasonic energy for various industrial applications. From 1962 until 1969, Mr. Soloff held a variety of positions with Branson Sonic Power Company, a major manufacturer of ultrasonic devices. These positions included laboratory manager for new products and applications, New York Metro district sales manager and manager of new product development. Mr. Soloff is currently serving as a director of the Ultrasonic Industry Association. He is a 1960 graduate of Cooper Union where he earned a bachelor of science degree in mechanical engineering. Mr. Soloff has served as a director of the Company since 1969.

      Richard H. Berger

      Richard H. Berger joined the Company in 1983 as Product Manager and in 1984 became Vice President of Sales and Marketing and has continued in that capacity since that date. From 1972 to 1983, he was employed by Branson Sonic Power Company in a variety of positions, including Product Specialist, Product Manager and Marketing Director for Fabric and Film Sealing, and Marketing Director for Packaging and Textile Equipment. Mr. Berger holds bachelor of arts and masters degrees in business administration from the University of New Haven.

      Daniel Grise

      Daniel Grise joined the Company in 1977 as an electronics technician. During his tenure with the Company, Mr. Grise has held a variety of positions, including production supervisor, research and development engineer, quality control manager, and director of operations. In 1989, Mr. Grise was promoted to, and continues to serve as, Vice President of Operations. In this position, Mr. Grise is responsible for overseeing the manufacturing department, quality control, manufacturing engineering, materials handling, building maintenance, the machine shop, purchasing, drafting, customer specials and converter design. He is also the management representative for the Company's ISO 9001 quality standards program. Mr. Grise received his associates degree in electrical engineering from the Bridgeport Engineering Institute in 1988.

      Lauren H. Soloff

      Lauren H. Soloff, the daughter of Robert [and Carole] Soloff, joined the Company in early 1995 as Corporate Counsel, Secretary and a director. In May of 1996, Ms. Soloff was promoted to Vice President of Legal Affairs and Investor Relations. From 1993 to 1994, she was employed by the Connecticut law firm of Siegel, O'Connor, Schiff and Zangari as an associate specializing in litigation for labor and employment matters. From 1991 to 1993, she served as a staff attorney for the Office of Solicitor of the U.S. Department of Labor where she was responsible for all aspects of appellate litigation as well as other litigation and counseling duties. Ms. Soloff is a member of the New York and Connecticut bars. She has a bachelor of arts degree from Tufts University and a juris doctorate from the Washington College of Law, American University. Ms. Soloff has served as a director of the Company since 1995.

      Alan Broadwin

      Alan Broadwin has acted as an independent consultant in the medical device field from 1993 to date. He also currently serves the Company as a consultant on medical products, focusing on its ultrasonic surgical instruments. In 1988, he joined Valleylab, Inc. and continued in its employ until 1993 holding various positions, including director of ultrasonic technology and director of engineering. Mr. Broadwin holds both bachelor of arts and bachelor of science (mechanical engineering) degrees from Columbia University and a masters degree in science (industrial engineering) degree from the Stevens Institute of Technology. Mr. Broadwin has served as a director of the Company since 1995.

      Stephen J. Drescher

      Stephen J. Drescher is presently the Director of Corporate Finance for Monroe Parker Securities. From 1993 to 1996, he was the President and Chief Executive Officer of Judicate, Inc. (a diversified company). He holds a bachelor of arts degree and his juris doctorate from the University of Miami. Mr. Drescher has served as a director of the Company since 1996.

      Jack T. Tyransky

      Jack T. Tyransky, who has served as a director of the Company since 1995, has been a partner in Allen & Tyransky, a Connecticut certified public accounting firm, since 1975. This firm served as the Company's certified public accountants from 1988 to 1994. He holds a bachelor of science degree in accounting from the University of Maryland and a masters degree in science (taxation) from the University of Hartford.

Executive Compensation

      The following table sets forth, for the fiscal years ended June 30, 1995, 1996 and 1997, the annual and long-term compensation for the Company's chief executive officer and its vice president of marketing (the "named executives"). These were the only employees whose annual compensation exceeded $100,000 for the fiscal year ended June 30, 1996.

                           Summary Compensation Table
                                                                Long Term
                                                               Compensation
                               Annual Compensation                Awards
                        ------------------------------------  ---------------
Name and Principal      Year   Base             Other Annual  Securities Underlying  All Other
Position                      Salary   Bonus   Compensation(1)  Options/SARs        Compensation
----------------------  ----  ------   -----   ------------   --------------------- -------------
Robert S. Soloff......  1997  $198,000 $18,000  $11,809          $     0             $      0
Chairman of the Board,  1996   180,000       0   15,111                0                    0
President and Chief     1995   150,000  35,000   20,200                0              160,000 (2)
Executive Officer
------------------------
Richard H. Berger.....  1997    89,333  28,384    3,407                0                    0
Vice President,         1996    87,000  58,766    5,878           10,000                    0
Marketing.............  1995    83,600  36,900    6,000                0              150,000 (3)

----------------------

(1) Represents compensation for excess life insurance premium and personal use of company autos. Includes executive insurance benefits for Mr. Soloff and profit sharing awards for Mr. Berger.

(2) Represents amounts paid to stockholder for taxes due on S corporation income. This practice is now discontinued based on the Company's status as a C corporation.

(3) Represents amounts paid by the Company to repurchase non-qualified stock options for 50,000 shares of the Company's Common Stock.

      The Company's non-employee directors are paid a fee of $300 for attendance at each of its Board of Directors meetings plus related expenses. In addition, directors Alan Broadwin and Jack Tyransky were granted in fiscal 1996 qualified stock options under the Company's Stock Option Plan, as hereinafter defined, for 1,000 shares of Common Stock. Mr. Broadwin also received compensation from the Company in fiscal 1996 and fiscal 1997 for his work as an independent consultant in the medical device field. Monroe Parker assigned to Mr. Drescher 10,000 Selling Securityholder Options to purchase 10,000 shares of the Company's Common Stock and 10,000 Warrants. See "Certain Relationships and Related Transactions" and "Concurrent Offering--Selling Securityholders."

Employment Contract

      Effective July 1, 1995, the Company entered into an employment agreement with Robert S. Soloff, who is serving as the Company's President, for an initial term expiring June 30, 1998 at an annual base salary of $180,000, $198,000 and $218,000 in each of the three years, respectively. Such base salary may be increased at the discretion of the Board of Directors through (i) any bonus arrangement provided by the Company in its discretion and (ii) other compensation or employee benefit plans and arrangements, if any, provided to other officers and key employees of the Company. Such bonuses will be determined by the non-employee members of the Board of Directors who will take into account the performance of Mr. Soloff and the Company in making such determination. Such bonuses may not exceed 10% of Mr. Soloff's annual compensation for three years. Mr. Soloff is subject to a two-year covenant not to compete with the Company that begins July 19, 1998.

                      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Under the Company's bank line of credit, Robert Soloff and Carole Soloff, a former director of the Company and wife of Mr. Soloff, had personally guaranteed all amounts outstanding under such line of credit. Upon the successful completion of the Company's initial public offering in February 1996, such personal guarantees were terminated.

      On June 29, 1995, Sonics made a distribution of $500,000 to Mr. Soloff, representing a portion of retained earnings accumulated by the Company while an S corporation. Such $500,000 was used by Mr. Soloff to purchase a certificate of deposit from the Company's bank. The certificate of deposit was pledged by Mr.
Soloff to the bank as additional security for the Company's $500,000 demand note. Upon completion of the Company's initial public offering, such certificate no longer served as security for the Company's borrowings. Upon completion of the initial public offering, the remainder of the S corporation retained earnings, approximately $2,509,000, was reclassified as paid-in capital as if the earnings had been distributed to Mr. Soloff and then contributed to the Company.

      During the period July 1, 1995 through the termination of the Company's S corporation status, the Company made distributions to Mr. Soloff of approximately $496,000, including an adjustable note payable to Mr. Soloff of $450,000, to cover estimated personal income taxes on the Company's S corporation income.

      Stephen Drescher, a director of the Company, is a director of Corporate Finance for Monroe Parker, which served as the underwriter for the Company's Initial Offering in February 1996. In February 1996, Monroe Parker granted to Mr. Drescher 10,000 Selling Securityholder Options. The Selling Securityholder Options held by Mr. Drescher are subject to the same terms and conditions as Monroe Parker's Options discussed below. In fiscal 1997, Mr. Drescher personally exercised the Selling Securityholder Options to purchase 10,000 Selling Securityholder Warrants.

      In connection with the Initial Offering, Monroe Parker received (i) an underwriting discount of $.50 per share and $.015 per Warrant, or $525,925, (ii) Selling Securityholder Options to purchase 100,000 shares of Common Stock and 100,000 Warrants exercisable over a period of four years commencing February 26, 1997, at exercise prices of $8.25 per share of Common Stock and $.25 per Warrant, (iii) a 3% non-accountable expense allowance of $157,778, and (iv) a two-year consulting agreement pursuant to which Monroe Parker received fees aggregating $100,000, together with possible finder's fees on certain future transactions. The Company also granted to Monroe Parker the right to appoint one person to serve on its Board of Directors or to function as an observer at meetings of the Board, subject to the Company's approval. Mr. Drescher was recommended by Monroe Parker for election to the Board. At the 1996 Annual Meeting of Stockholders, Mr. Drescher was elected to the Board. In addition, the Company and the underwriter agreed to indemnify each other against certain liabilities under the Securities Act of 1933. On March 20, 1997, the Selling Securityholders partially exercised the Selling Securityholder Options to purchase 100,000 Selling Securityholder Warrants

     Upon the exercise of the Company's Warrants (except for Warrants exercised by Monroe Parker), the Company will pay Monroe Parker a fee of 4% of the aggregate exercise price if certain conditions are met. See Warrant Solicitation Fee."

      The Company paid $73,959 and $29,279 for the year ended June 30, 1997 and for the three months ended September 30, 1997, respectively, to Alan Broadwin, a member of the Board of Directors, for consulting services.

                        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the Company's Common Stock owned as of December 2, 1997 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director, (iii) each named executive officer, and (iv) all executive officers and directors as a group.

                                                         Warrants to Purchase
                                Common Stock                 Common Stock
                           ------------------------   --------------------------
                            Amount and                  Amount and
                             Nature of                   Nature of
Name and Address of         Beneficial   Percentage     Beneficial    Percentage
Beneficial Owner (1)         Ownership     Owned         Ownership      Owned
----------------------      ----------   ----------     ----------    ----------
Robert S. Soloff           2,500,000       69.6%              0           *
Richard H. Berger             10,000 (2)       *              0           *
Lauren H. Soloff             274,390 (3)    7.1%              0           *

Jack T. Tyransky               2,000 (2)       *              0           *
Alan Broadwin                  1,100 (2)       *              0           *
Stephen J. Drescher           10,000 (4)       *         10,000 (5)       *
All executive officers
 and directors as a group  2,830,466       73.7%         10,000           *
 (9 persons) (2) (6)
---------------------------
* Indicates less than one percent.

(1) The address of each such person is c/o Sonics & Materials, Inc., W. Kenosia Avenue, Danbury CT 06810 and except as otherwise set forth in the footnotes below, all shares are beneficially owned and the sole voting and investment power is held by the persons named.

(2) Represents or includes qualified stock options granted under the Company's Stock Option Plan.

(3) Represents shares of Common Stock issuable upon exercise of currently exercisable non-qualified stock options granted to Ms. Soloff.

(4) Represents 10,000 Selling Securityholder Options to purchase 10,000 shares of Common Stock. See "Certain Relationships and Related Transactions."

(5) Represents 10,000 Selling Securityholder Warrants received upon partial exercise of the Selling Securityholder Options. Such options were exercised by Mr. Drescher with respect to the Selling Securityholder Warrants on March 20, 1997.

(6) Includes 274,390 shares and 10,976 shares which are issuable upon exercise of currently-exercisable non-qualified stock options granted to Lauren H. Soloff and Daniel Grise, respectively, under the Company's Stock Option Plan.

                            DESCRIPTION OF SECURITIES

General

      The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, par value $.03 per share, and 2,000,000 shares of Preferred Stock, par value $.01 per share. As of December 2, 3,590,100 shares of Common Stock are outstanding and 2,271,866 shares are reserved for issuance pursuant to the Warrants, the Company's Stock Option Plan, non-qualified options, the Selling Securityholder Options and options issued in connection with the Tooltex acquisition. No shares of Preferred Stock have been issued or are outstanding. The following statements are summaries of certain provisions of the Company's Certificate of Incorporation, as amended, By-laws, as amended, and the General Corporation Law of the State of Delaware. These summaries do not purport to be complete and are qualified in their entirety by reference to the full Certificate of Incorporation and By-laws which have been filed as exhibits to the Company's Registration Statement of which this Prospectus is a part.

Common Stock

      Holders of Common Stock possess exclusive voting power for the election of directors and for all other purposes and are entitled to one vote for each share of Common Stock held of record. The Common Stock does not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in all the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of its affairs. The holders of the Common Stock have no preemptive rights with respect to offerings of such shares.

      The outstanding shares of Common Stock are validly issued, fully paid and non-assessable, and the shares of Common Stock offered hereby, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

      Dividends may be paid on Common Stock out of funds legally available for such purposes and when declared by the Board of Directors. Except for certain payments to Mr. Soloff, its former sole stockholder, for tax and other purposes, the Company has not paid any dividends on its Common Stock. The Company intends to follow a policy of retaining any earnings to finance the development and growth of its business. Accordingly, it does not anticipate other payments of dividends in the foreseeable future. See "Risk Factors--Lack of Dividends." The payment of dividends, if any rests within the discretion of the Board of Directors and will depend upon, among other things, the Company's earnings, its capital requirements and its overall financial condition.

Preferred Stock

      Sonics is authorized to issue up to 2,000,000 shares of Preferred Stock, par value $.01 per share. The Company has no plans to issue or sell shares of Preferred Stock in the foreseeable future. When and if such shares of Preferred Stock are issued, the holders of such stock will have certain preferences over the holders of Common Stock, including the satisfaction of dividends on any outstanding Preferred Stock. The Board of Directors has the authority to determine the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption and liquidation preferences, and sinking fund terms of any series of Preferred Stock, the number of shares constituting any such series and the designation thereof.

      Such Preferred Stock could also be used to delay, defer or prevent a change in control of the Company or be used to resist takeover offers opposed by Management of the Company. Under certain circumstances, the Board of Directors could create impediments to, or frustrate persons seeking to effect, a takeover or otherwise gain control of the Company by causing shares of Preferred Stock with voting or conversion rights to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines not to be in the best interest of Sonics and its shareholders. In addition, the Company's ability to issue such shares of Preferred Stock with voting or conversion rights could dilute the stock ownership of such person or entity.

Warrants

      The Company has authorized the issuance of Warrants ("Warrants") to purchase an aggregate of 1,725,000 shares of Common Stock (exclusive of 100,000 Warrants pursuant to the Selling Securityholder Options) and has reserved an equivalent number of shares for issuance upon exercise of such Warrants. Each Warrant represents the right to purchase one share of Common Stock, commencing February 26, 1997 and expiring February 26, 2001, at an exercise price of $6.00 subject to adjustment. After the expiration date, the Warrants will be void and of no value. Since February 26, 1997, 20,000 Warrants have been exercised. In addition, the Company authorized the issuance of 100,000 Selling Securityholder Options to purchase 100,000 shares of Common Stock and 100,000 Selling
Securityholder Warrants. On March 20, 1997, the Selling Securityholders partially exercised the Selling Securityholder Options with respect to the Warrants and received 100,000 Selling Securityholder Warrants. Consequently, the Selling Securityholder Options are only exerciseable for shares of Common Stock. The Selling Securityholder Warrants received upon exercise of the Selling Securityholder Options have the same terms and conditions as the Warrants. See "Certain Relationships and Related Transactions."

      Until the close of business on February 26, 2001, the Warrants are subject to earlier redemption as follows: If the average of the closing bid prices of the Common Stock (if the Common Stock is then traded in the over-the-counter market) or the average of the closing prices of the Common Stock (if the Common Stock is then traded on a national securities exchange or the Nasdaq National Market or Small Cap System) exceeds $8.00 for any consecutive 20 trading days, then upon at least 10 days prior written notice, the Company will be able to call all (but not less than all) of the Warrants for redemption at a price of $.05 per Warrant.

      The Warrants were issued pursuant to a Warrant Agreement (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"), and are evidenced by warrant certificates in registered form. The Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price and number of shares issuable upon exercise on the occurrence of certain events, such as stock dividends or certain other changes in the number of outstanding shares except for shares issued pursuant to any Company stock option plans for the benefit of its employees, directors and agents, the Warrants issued in the Company's Initial Offering, the Selling Securityholder Options, and any equity securities for which adequate consideration is received. The Company is not required to issue fractional shares. In lieu of the issuance of such fractional shares, the Company will pay cash to such holders of the Warrants. In computing the cash payable to such holders, a share of Common Stock will be valued at its price immediately prior to the close of business on the expiration date. The holder of a Warrant will not possess any rights as a stockholder of the Company unless he exercises his Warrant.

      The exercise prices of the Warrants were determined by negotiation between the Company and Monroe Parker and should not be construed to predict or imply that any price increases will occur in the Company's securities.

      The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date (or earlier redemption date) of such Warrants at the offices of the Warrant Agent with the Subscription Form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by official bank or certified check payable to Sonics & Materials, Inc.)
for the number of Warrants being exercised.

      The description above is subject to the provisions of the Warrant Agreement, which has been filed as an exhibit to the Registration Statement, a copy of which this Prospectus forms a part, and reference is made to such exhibit for a detailed description thereof.

Listing on Nasdaq National Market System

      The Common Stock and Warrants are quoted on Nasdaq under the symbols "SIMA" and "SIMAW," respectively.

      No assurance can be given that the Company will continue to meet certain minimum standards for continued listing. If those standards are not met, the Company's listed securities will consequently be delisted, and their price will no longer be quoted in the National Market System. Such result may make it extremely difficult to sell or trade the Company's securities. See "Risk Factors--Qualification and Maintenance Requirements for Nasdaq National Market Listings; Market Volatility" and "Market for Company's Common Equity and Related Stockholder Matters."

Transfer/Warrant Agent and Registrar

      American Stock Transfer & Trust Company is the transfer and warrant agent and registrar for the securities of the Company.

Liability and Indemnification of Directors and Officers

      The Company's Certificate of Incorporation eliminates the liability of its directors and officers for monetary damages for breach of duty in such capacities, subject to certain exceptions. In addition, the Certificate of Incorporation provides for Sonics to indemnify, under certain conditions, directors, officers, employees and agents of the Company against all expenses, liabilities and losses reasonably incurred by such persons in this connection. The foregoing provisions may reduce the likelihood of derivative litigation against directors and officers and may discourage or deter stockholders or management from suing directors for breaches of their duty of care, even though such actions might benefit the Company and its stockholders.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Certain Anti-Takeover Devices

      Section 203 of the Delaware General Corporation Law ("Section 203") applies to Delaware corporations with a class of voting stock listed on a national securities exchange, authorized for quotation on the Nasdaq Stock Market or held of record by 2,000 or more persons and which do not elect not to have Section 203 apply. In general, Section 203 prevents an "interested stockholder" (defined generally as any person owning, or who is an affiliate or associate of the corporation and has owned in the preceding three years, 15% or more of a corporation's outstanding voting stock and affiliates and associates of such person) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless (1) before such person became an interested stockholder, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (3) on or subsequent to the date such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors.

      Section 203 could have the effect of delaying, deferring or preventing a change of control of the Company.

      The Commission has indicated that the use of authorized unissued shares of voting stock could have an anti-takeover effect. In such cases, various specific disclosures to the stockholders are required. It has not been Management's intent to install an anti-takeover device nor is it expected that the Company's authorized but unissued shares of Common Stock would be used for that purpose. In addition, it is not Sonics' intent to rely on any provisions of the Delaware General Corporation Law, including Section 203, for their anti-takeover effects. Any business combination, as that term is used in Section 203, would be reviewed by the Company's Board of Directors solely for its impact on Sonics.

                           CERTAIN TAX CONSIDERATIONS

      The following discussion is a summary of certain anticipated tax consequences of an investment in or, as applicable, the exercise of, the Warrants, the Selling Securityholder Securities, and the Common Stock under United States Federal income tax law. The discussion does not deal with all possible tax consequences of any such investment or exercise. In particular, the discussion does not address applicable state and local tax laws, the laws of any country other than the United States, or the rules applicable to foreign nationals. Accordingly, each investor should consult his or her tax advisor regarding an investment in or the exercise of the Warrants, the Selling Securityholder Options, the Selling Securityholder Warrants, or the Common Stock. The discussion is based upon laws and relevant interpretations thereof in effect as of the date of this Prospectus, all of which are subject to change.

Taxation of Purchasers of Warrants, Selling Securityholder Options, and Selling Securityholder Warrants

      Upon a sale or exchange of a Warrant, Selling Securityholder Option or Selling Securityholder Warrant (collectively "the Exercisable Securities" and individually an "Exercisable Security"), a holder who is not a securities dealer will recognize capital gain or loss equal to the difference between the amount realized upon the sale or exchange and the amount paid by the holder for such Exercisable Security. Such gain or loss will be long-term if, at the time of the sale or exchange, the Exercisable Security was held for more than 18 months. Long-term capital gains of non-corporate taxpayers are generally taxed at more favorable rates than ordinary income or short-term capital gains. Capital assets that were held for more than 12 months but less than 18 months also qualify for a more favorable tax rate than ordinary income but less favorable than the rate on long-term capital gains. Adjustments to the exercise price or conversion ratio, or the failure to make adjustments, may result in the receipt of a constructive dividend by the holder.

      Upon the exercise of an Exercisable Security, a holder's tax basis in the interest acquired will be equal to his tax basis in the Exercisable Security plus the exercise price of the Exercisable Security. For an investor who purchased a Warrant directly from the underwriters in the Company's Initial Offering and who exercises such Warrant, the tax basis in each share of Common Stock will equal $.15, the price paid for the Warrant, plus $6, the exercise price thereof, or a total of $6.15. In the case of the exercise of a Selling Securityholder Option, such basis must be allocated between the Common Stock and the Selling Securityholder Warrant received in proportion to their relative fair market values on the date of exercise. The holding period with respect to the securities received upon exercise of Exercisable Securities will commence on the day after the date of exercise. If an Exercisable Security expires without being exercised, the holder will have a capital loss equal to his tax basis in the Exercisable Security.

Taxation of Purchasers of Common Stock

      An investor receiving a distribution on the Common Stock generally will be required to include such distribution in gross income as a taxable dividend to the extent such distribution is paid from the current or accumulated earnings and profits of the Company (determined under United States Federal income tax principles). Distributions in excess of the earnings and profits of the Company generally will first be treated as a nontaxable return of capital to the extent of the investor's tax basis in the Common Stock and any excess as capital gain. Dividends received on the Common Stock by United States corporate shareholders will be eligible for the corporate dividends received deduction.

      With certain exceptions, gain or loss on the sale or exchange of the Common Stock will be treated as capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the investor has held the Common Stock for more than one year at the time of the sale or exchange.

      The foregoing discussion of certain United States Federal tax consequences is not tax advice. Each person considering the purchase or exercise of the Exercisable Securities or the Common Stock should consult his or her own tax advisor with respect to the tax consequences to him or her of the purchase, exercise, ownership and disposition of the foregoing Securities, including the applicability and effect of State and local tax laws, the laws of any country other than the United States, or the effect of any of the foregoing on a foreign national, and of changes in applicable tax laws.

                            WARRANT SOLICITATION FEE

      In connection with the Initial Offering, the Company agreed to pay Monroe Parker a warrant solicitation fee of 4% of the exercise price of any of the Warrants exercised beginning February 26, 1997 (not including Warrants exercised by Monroe Parker) if (i) the market price of the Common Stock on the date the Warrant is exercised is greater than the exercise price of the Warrant, (ii) the exercise of the Warrant was solicited by Monroe Parker and the holder of the Warrant designates Monroe Parker in writing as having solicited such Warrant,
(iii) the Warrant is not held in a discretionary account, (iv) disclosure of the compensation arrangement is made upon the sale and exercise of the Warrants, (v) soliciting the exercise is not in violation of Rule 10b-6 under the Exchange Act, and (vi) solicitation of the exercise is in compliance with the rules of the National Association of Securities Dealers, Inc. No warrant solicitation fee has yet been paid. Regulation M under the Exchange Act may prohibit Monroe
Parker from engaging in any market making activities with regard to the Company's securities for certain periods of time. See "Risk Factors--Market Making Activities."

                               CONCURRENT OFFERING

Selling Securityholder Options

      In connection with the Company's Initial Offering, the Company agreed to sell the Selling Securityholder Options to Monroe Parker at a price of $.001 per Warrant for each share of Common Stock covered by the Selling Securityholder Options, or a total purchase price of $100. On February 26, 1996, in connection with the Initial Offering, Monroe Parker assigned its rights to purchase the Selling Securityholder Options to the Selling Securityholders, each of whom is an affiliate of Monroe Parker. The Selling Securityholder Options entitle the Selling Securityholders to purchase, in whole or in part, an aggregate of 100,000 shares of Common Stock and an aggregate of 100,000 Warrants. The shares of Common Stock and Warrants subject to the Selling Securityholder Options are in all respects identical to the shares of Common Stock and Warrants sold in the Initial Offering as more fully described under "Description of Securities." The Selling Securityholder Options are exercisable for a four-year period which commenced February 26, 1997, at a per share exercise price equal to $8.25 per share of Common Stock and $.25 per Warrant. On March 20, 1997, the Selling
Securityholders partially exercised the Selling Securityholder Options with respect to the Warrants and received 100,000 Selling Securityholder Warrants.

      In connection with the Company's Initial Offering, the Company agreed to file, at its expense, during the period beginning February 26, 1997 and ending February 26, 2001, on no more than one occasion at the request of the holders of a majority of the Selling Securityholder Options and the underlying shares of Common Stock and Warrants, and to use its best efforts to cause to become effective, a post-effective amendment to the Registration Statement or a new registration statement under the Securities Act, as required to permit the public sale of the shares of the Common Stock issued or issuable upon exercise of the Selling Securityholder Options. In addition, the Company agreed to give advance notice to holders of the Selling Securityholder Options of its intention to file certain registration statements commencing February 26, 1997 and ending February 26, 2001, and in such cases, holders of such Selling Securityholder Options or underlying shares of Common Stock and Warrants shall have the right to require the Company to include all or part of such shares and Warrants underlying such Selling Securityholder Options in such registration statement at the Company's expense. The Selling Securityholders exercised their right to have included in the Post-Effective Amendment of which this Prospectus forms a part the Selling Securityholder Securities to permit their public sale. Consequently, this Prospectus is also being used by the Selling Securityholders to offer and sell the Selling Securityholder Securities.

      For the life of the Selling Securityholder Options, the holders thereof are given the opportunity to profit from a rise in the market price of the shares of Common Stock and Warrants, which may result in a dilution of the interests of other stockholders. As a result, the Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Selling Securityholder Options are outstanding. The holders of the Selling Securityholder Options might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain additional equity capital on terms more favorable to the Company than those provided by the Selling Securityholder Options. Any profit realized on the sale of the shares of the Common Stock issuable upon the exercise of the Selling Securityholder Options may be deemed additional underwriting compensation.

Selling Securityholders

      The Selling Securityholders may offer for resale, from time to time, 100,000 Selling Securityholder Options to purchase Common Stock, 100,000 shares of Common Stock underlying the exercise of the Selling Securityholder Options, 100,000 Selling Securityholder Warrants received upon partial exercise of the Selling Securityholder Options and 100,000 shares of Common Stock underlying the exercise of the Selling Securityholder Warrants. .

      The following table sets forth certain information with respect to each Selling Securityholder for whom the Company is registering the Selling Securityholder Securities for exercise and/or resale to the public. The Company will not receive any of the proceeds from the sale of such securities. Each of the Selling Securityholders is an affiliate of Monroe Parker, the underwriter for the Company's securities in the Initial Offering, and received the Selling Securityholder Securities on February 26, 1996 in connection with the Company's Initial Offering. Stephen J. Drescher is a director of the Company. None of the Selling Securityholders beneficially owns more than 1% of the Company's outstanding Common Stock. See "Management," "Certain Relationships and Related Transactions," "Warrant Solicitation Fee" and "Concurrent Offering--Selling Securityholder Options."

                                            Number of Selling
                   Selling                    Securityholder
                   Securityholders        Options Beneficially
                                                Owned (1)
                   ---------------        ---------------------
                   Bryan Herman                    40,000
                   Alan Lipsky                     40,000
                   John Clancy                     10,000
                   Stephen J. Drescher             10,000
                                                  -------
                        Total:                    100,000
                                                  =======
----------------------

(1) Each Selling Securityholder Option originally entitled the holder thereof to purchase one share of Common Stock and one Warrant to purchase one share of Common Stock. Since the Selling Securityholder Options were partially exercised with respect to the Warrants, each Selling Securityholder Option entitles the holder thereof to purchase one share of Common Stock. Such shares and the Selling Securityholder Warrants (and the shares of Common Stock underlying exercise of the Selling Securityholder Warrants) are separately tradable.

Selling Securityholders' Plan of Distribution

      The sale of the Selling Securityholder Securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the amount of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

      The Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

      Under applicable rules and regulations under the Exchange Act, any person participating in the distribution of the Selling Securityholder Options may not simultaneously engage in market making activities with respect to any securities of the Company for a period of at least five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ending upon such person's completion of participation in the distribution. Accordingly, in the event that Monroe Parker, the underwriter of the Company's Initial Offering, is engaged in a distribution of the Selling Securityholder Options such firm will not be able to make a market in the Company's securities during the applicable restrictive period.
However, Monroe Parker has not agreed to nor is it obliged to act as broker/dealer in the sale of the Selling Securityholder Options and the Selling Securityholders may be required, and in the event Monroe Parker is a market maker, will likely be required, to sell such securities through another broker/dealer. In addition, each Selling Securityholder desiring to sell Selling Securityholder Securities will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M, the rules of which may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholders. See "Risk Factors."

      The Selling Securityholders and broker-dealers, if any, acting in connection with such sale might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                                  LEGAL MATTERS

      The validity of the Common Stock and the Selling Securityholder Warrants offered hereby has been passed upon for the Company by Tyler Cooper & Alcorn, LLP, New Haven, Connecticut.

                                     EXPERTS

      The financial statements of the Company and the financial statements of Tooltex at June 30, 1996 and 1997 appearing in this Prospectus and Registration Statement, as amended, of which this Prospectus is a part, to the extent indicated in their report have been included herein and in the Registration Statement, as amended, in reliance upon the report of Grant Thornton LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                             REPORTS TO STOCKHOLDERS

      The Company is subject to the information requirements of the Exchange Act, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission at 450 Fifth Avenue, N.W., Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the public reference section of the Commission, at that address and at certain of the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The Company furnishes its stockholders with annual reports containing financial statements audited by independent auditors and distributes quarterly reports for its first three quarters of each year containing unaudited interim financial information. The Company's Common Stock and Warrants are traded on the Nasdaq National Market System. Information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., at 1735 K Street, N.W., Washington, D.C. 20006.

                             ADDITIONAL INFORMATION

      The Company has filed with the Securities and Exchange Commission in Washington, D.C., a Registration Statement, as amended, on Form SB-2 under the Securities Act relating to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement including the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. For further information with respect to the Company and the Common Stock offered hereby, reference is made to such Registration Statement, including the exhibits and schedules thereto. The Registration Statement, as amended, including exhibits and schedules thereto may be inspected without charge at the Commission's principal office at 450 Fifth Avenue, Washington, D.C. 20549 or at certain of the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the Commission.

                          INDEX TO FINANCIAL STATEMENTS

                                                                          Page


Report of Independent Certified Public Accountants........................F-2


Financial Statements of the Company

   Consolidated Balance Sheets............................................F-3

   Consolidated Statements of Income......................................F-4

   Consolidated Statement of Stockholders' Equity.........................F-5

   Consolidated Statements of Cash Flows..................................F-6

   Notes to Consolidated Financial Statements......................F-7 - F-23


Report of Independent Certified Public Accountants.......................F-25


Financial Statements of Tooltex

   Balance Sheet.........................................................F-26

   Statements of Operations and Accumulated Deficit......................F-27

   Statements of Cash Flows..............................................F-28

   Notes to Financial Statements..................................F-29 - F-33

Unaudited Pro Forma Consolidated Condensed Financial Statements..........F-34

   Pro Forma Consolidated Condensed Balance Sheet.................F-35 - F-36

   Pro Forma Consolidated Condensed Statement of Operations..............F-37

   Notes to Pro Forma Consolidated Condensed Financial Statements.F-38 - F-39

                         REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS





Board of Directors and Stockholders
   Sonics & Materials, Inc.


We have audited the accompanying balance sheets of Sonics & Materials, Inc. as of June 30, 1996 and 1997, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sonics & Materials, Inc. as of June 30, 1996 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.





GRANT THORNTON LLP

/s/GRANT THORNTON LLP
-----------------------
New York, New York
August 28, 1997

                            Sonics & Materials, Inc.

                           CONSOLIDATED BALANCE SHEETS

                                                        June 30,         September 30,
                      ASSETS                         1996       1997        1997
                                                  ---------------------  -------------
                                                                         (unaudited)


 CURRENT ASSETS
   Cash and cash equivalents                      $   73,129 $  271,593  $  243,347
   Short-term investments                          3,028,032  1,665,470   1,665,470
   Accounts receivable, net of allowance for
     doubtfulaccounts of $45,000 at June 30,
     1996 and 1997 and $97,000 at
     September 30, 1997                            1,953,941  1,854,118   2,147,896
   Inventories                                     3,248,782  3,718,250   3,874,432
   Prepaid income taxes                               30,465    150,061     147,630
   Deferred income taxes                              80,000     80,000      80,000
   Other current assets                              111,327    137,562     246,805
                                                   ---------  ---------   ---------

      Total current assets                         8,525,676  7,877,054   8,405,580

 PROPERTY AND EQUIPMENT - NET                        301,706    364,354   1,776,888
 GOODWILL - NET                                                           1,044,020
 OTHER ASSETS - NET                                  353,124    917,709     581,089
                                                   ---------  ---------   ---------

                                                  $9,180,506 $9,159,117 $11,807,577
                                                   =========  =========  ==========
       LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
   Notes payable                                  $  832,813 $  500,000  $1,005,101
   Demand note payable                               500,000              1,151,488
   Current maturities of long-term debt                         116,600     294,614
   Accounts payable                                  767,620    804,653     730,711
   Commissions payable                               160,081    235,203     197,019
   Other accrued expenses and sundry liabilities     254,677    278,310     662,135
                                                   ---------  ---------   ---------

      Total current liabilities                    2,515,191  1,934,766   4,041,068

 LONG-TERM DEBT                                                 406,911     664,156
 COMMITMENTS

 STOCKHOLDERS' EQUITY
   Common stock - par value $.03 per share;
     authorized, 10,000,000 shares; issued and
     outstanding, 3,500,100, 3,520,100 and
     3,590,100 shares at June 30, 1996, June 30,
     1997 and September 30, 1997, respectively       105,003    105,603     107,703
   Additional paid-in capital                      6,417,126  6,539,597   6,766,897
   Retained earnings                                 143,186    172,240     227,753
                                                   ---------  ---------   ---------

                                                   6,665,315  6,817,440   7,102,353
                                                   ---------  ---------   ---------

                                                  $9,180,506 $9,159,117 $11,807,577
                                                   =========  =========  ==========

        The  accompanying   notes  are  an  integral  part  of  these  financial
statements.

                            Sonics & Materials, Inc.

                        CONSOLIDATED STATEMENTS OF INCOME

                                         Year ended June 30,       Three Months Ended
                                                                     September 30,
                                         1996          1997        1996         1997
                                      -------------------------------------------------
                                                                       (unaudited)
 Net sales                            $9,376,170   $10,827,525   $2,536,238  $3,116,804
 Cost of sales                         5,091,789     6,410,584    1,330,404   1,827,658
                                       ---------    ----------    ---------   ---------

      Gross profit                     4,284,381     4,416,941    1,205,834   1,289,145

 Operating expenses
   Selling expenses                    2,832,251     3,157,193      686,395     732,173
   General and administrative            588,923       823,767      219,987     307,747
   Research and development              372,087       418,465       99,808     150,502
                                       ---------    ----------    ---------   ---------

      Total operating expenses         3,793,261     4,399,425    1,006,190   1,190,421

 Other income (expense)
   Interest expense                     (100,011)      (79,565)     (32,549)    (34,578)
   Other                                  45,201       110,471        2,250       7,282
                                       ---------    ----------    ---------   ---------
                                         (54,810)       30,906      (30,299)    (27,296)

      Income before provision for
         income taxes                    436,310        48,422      169,345      71,428

 Provision for income taxes               (8,000)       19,368       67,738      15,915
                                       ---------    ----------    ---------   ---------

       NET INCOME                    $   444,310   $    29,054  $   101,607  $   55,513
                                       =========    ==========    =========   =========

 Pro forma data
   Historical income before taxes    $   436,310

   Provision for income taxes            174,524
                                       ---------

       NET INCOME                    $   261,786
                                      ==========

 Primary income per share
   Net income per share                     $.09          $.01         $.02        $.01
                                             ===           ===          ===         ===
   Weighted average common shares
   outstanding                         3,409,303     4,247,104    4,775,870   3,769,393

 Fully diluted income per share
   Net income per share                     $.08          $.01         $.02        $.01
                                             ===           ===          ===         ===
   Weighted average common shares
   outstanding                         3,440,770     4,247,104    4,775,870   3,769,393

        The  accompanying   notes  are  an  integral  part  of  these  financial
statements.

                            Sonics & Materials, Inc.

                      CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                 Common stock
                            --------------------  Additional
                                           Par      paid-in    Retained   Stockholders'
                              Shares      value     capital    earnings     equity
                            ---------  ---------  ----------  ----------  ----------


 Balance - June 30, 1995    1,350,000  $  40,500  $  139,237  $2,704,030  $2,883,767

 1.85-for-1 stock split     1,150,000     34,500     (34,500)
 Distribution to
 stockholder                                                    (495,730)   (495,730)
 Capital contribution from
   S-corporation earnings                          2,509,424  (2,509,424)
 Issuance of common stock   1,000,100     30,003   3,802,965               3,832,968
 Net income                                                      444,310     444,310
                            ---------   --------   ---------   ---------   ---------



 Balance - June 30, 1996    3,500,100    105,003   6,417,126     143,186   6,665,315

 Exercise of warrants for
   stock                       20,000        600      97,471                  98,071
 Exercise of options for
   warrants                                           25,000                  25,000
 Net income                                                       29,054      29,054
                            ---------   --------   ---------   ---------   ---------

 Balance - June 30, 1997    3,520,100    105,603   6,539,597     172,240   6,817,440

 Stock granted in Tooltex
   acquisition (unaudited)     70,000     2,100      208,700                 205,809
 Fair value of options
   granted in Tooltex
   acquisition (unaudited)                            23,600                  23,600
 Net income (unaudited)                                           55,513      55,513
                            ---------   --------   ---------   ---------   ---------
 Balance
 September 30, 1997
 (unaudited)                3,590,100  $ 107,703  $6,766,897  $  227,753  $7,102,353
                            =========   ========   =========   =========   =========




        The  accompanying   notes  are  an  integral  part  of  these  financial
statements.

                            Sonics & Materials, Inc.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   Three Months Ended
                                             Year ended June 30,      September 30,
                                                1996      1997       1996       1997
                                             -------------------  ----------------------
                                                                       (unaudited)
 Cash flows from operating activities
   Net income                                $ 444,310  $  29,054  $ 101,607   $  55,513

   Adjustments to reconcile net income to
    net cash used in operating activities
      Depreciation of equipment and
       leasehold improvements                  236,105    141,308     38,430      56,688
      Deferred income taxes                    (80,000)
      Gain on sale of equipment                 (2,500)
      Increase (decrease) in cash flows from
       changes in operating assets and
       liabilities, net of acquisition
         Accounts receivable                    (3,983)    99,823    (27,786)    (87,075)
         Inventory                          (1,190,475)  (469,468)  (348,794)    182,022
         Prepaid income taxes                  (30,465)  (119,596)                16,916
         Other assets                          (43,901)  (590,820)    56,301     227,628
         Accounts payable and accrued
          liabilities                          244,354    135,788   (270,365)   (728,537)
                                             ---------   --------   --------    --------
      Net cash used in operating activities   (426,555)  (773,911)  (450,607)   (276,845)
                                             ---------   --------   --------    --------
 Cash flows from investing activities
   Capital expenditures on equipment and
     leasehold improvements                   (149,512)  (125,632)   (27,411)    (15,689)
   Capital expenditures on land & building                                    (1,289,339)
   Proceeds from sale of equipment               2,500
   Cash paid for acquisition, net of cash
     received                                                                    (77,220)
   Short-term investments                   (3,028,032) 1,362,562          -           -
                                             ---------   --------   --------    --------
      Net cash (used in) provided by
        investing activities                (3,175,044) 1,236,930    (27,411) (1,382,248)
                                             ---------   --------   --------    --------
 Cash flows from financing activities

   Short term investments                                            300,000
   Distribution to stockholder                (495,730)                    -
   Payment of capital lease obligation                    (18,504)                (2,742)
   Repayment of long-term obligations                                           (450,000)
   Proceeds from long-term debt, net                                             888,000
   Proceeds from note payable, net             150,000    130,878    194,000      44,101
   Payment of demand note payable                        (500,000)
   Proceeds from Bridge Loan                                                   1,151,488
   Proceeds from issuance of options
      and warrants                           3,832,968    123,071          -           -
                                             ---------   --------   --------    --------
      Net cash provided by (used in)
        financing activities                 3,487,238   (264,555)   494,000   1,630,847
                                             ---------   --------   --------    --------
      NET (DECREASE) INCREASE IN CASH
         AND CASH EQUIVALENTS                 (114,361)   198,464     15,982     (28,246)
Cash and cash equivalents at beginning
    of period                                  187,490     73,129     73,129     271,593
                                             ---------   --------   --------    --------
Cash and cash equivalents at end
    of period                                $  73,129  $ 271,593  $  89,111   $ 243,347
                                              ========   ========   ========    ========
Supplemental disclosures of cash
   flow information:
     Cash paid during the period for
       Interest                              $  94,000  $ 122,000  $  31,516   $  32,000
                                              ========   ========   ========    ========
       Income taxes                          $ 150,000  $ 149,000  $  20,500   $       -
                                              ========   ========   ========    ========


For the year ended June 30, 1997, a capital lease obligation of $78,324 was incurred when the Company entered into a lease for new equipment.

        The  accompanying   notes  are  an  integral  part  of  these  financial
statements.

                            Sonics & Materials, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          June 30, 1996 and 1997 and September 30, 1996 and 1997 (Information pertaining to September 30, 1996 and 1997 is unaudited)


NOTE A - BUSINESS

   Sonics & Materials, Inc.'s (the "Company") primary business is the manufacturing and distribution of ultrasonic assembly and liquid processing machinery and equipment. Sales are made throughout the United States, Europe, Asia, South America and Australia. The Company's primary location of operations is Danbury, Connecticut.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   1. Principles of Consolidation

       Beginning July 25, 1997, after completing the Tooltex Acquisition, (See Note K), the Consolidated Financial Statements include the accounts of the Company and Subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

       2.                             Inventories

      Inventories are stated at the lower of cost, determined on a first-in, first-out basis, or market.

   3. Building, Equipment and Leasehold Improvements

      Building, equipment and leasehold improvements are carried at cost less accumulated depreciation and amortization. Depreciation using both the declining-balance and straight-line methods is designed to amortize the cost of various classes of assets over their estimated useful lives, which range from five to forty years. Leasehold improvements are amortized over the shorter of the life of the related asset or the term of the lease. Expenditures for replacements are capitalized and the replaced items are retired. Maintenance and repairs are expensed as incurred.

   4. Taxes

      In 1989, the Company elected to be treated as an S Corporation for Federal income tax reporting. An S Corporation is generally treated like a partnership, and is exempt from Federal income taxes with certain exceptions. Accordingly, no provision or liability for Federal income taxes was reflected in the accompanying statements during the period the Company was treated as an S Corporation. Instead, the stockholder reported his pro rata share of corporate taxable income or loss on his respective individual income tax returns. A provision for state income taxes was made for those states not recognizing S Corporation status.

      On February 26, 1996, the Company's S Corporation status terminated with the completion of the Offering as described in Note J. Upon termination of its S Corporation status, the Company

                            Sonics & Materials, Inc.

         June 30, 1996 and 1997 and September 30, 1996 and 1997 (Information pertaining to September 30, 1996 and 1997 is unaudited)


NOTE B (continued)

      uses the liability method for both Federal and state income tax purposes. The effect of the change in status is reflected in income from continuing operations. Such change in status resulted in an increase in deferred tax assets at February 26, 1996 by approximately $91,000 and earnings by the same amount.

   5. Cash Equivalents

      For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

   6. Revenue Recognition

      Revenue is recognized upon the shipment of finished merchandise to customers. Allowances for sales returns are recorded as a component of net sales in the periods in which the related sales are recognized.

   7. Other Assets

      Demonstration equipment is carried at cost less accumulated depreciation. Depreciation is provided for using the declining-balance method over the estimated useful life of seven years. The net book value is used to calculate any gain or loss on sale of the related demonstration equipment.

      At June 30, 1996 and 1997 and September 30, 1997, the major components of other assets were:

                                                    June 30,       June 30,     September 30,
                                                      1996           1997           1997
                                                  -----------    -----------    -----------

        Demonstration equipment - net of
          accumulated depreciation of $196,973,
          $242,525 and 246,465 for June 30,
          1996 and 1997 and September 30,
          1997, respectively                      $270,863       $338,024       $364,124
        Other accounts receivable                                 254,185         94,194
        Security deposits                                         142,298         28,098
        Other                                       82,261        183,202         94,673
                                                   -------        -------        -------

                                                  $353,124       $917,709       $581,089
                                                   =======        =======        =======


                            Sonics & Materials, Inc.

      June 30, 1996 and 1997 and September 30, 1996 and 1997 (Information pertaining to September 30, 1996 and 1997 is unaudited)




NOTE B (continued)

   8. Other Accrued Expenses and Sundry Liabilities

      At June 30, 1996 and 1997 and September 30, 1997, the major components of other accrued expenses and sundry liabilities were:

                                              June 30,       June 30,     September 30,
                                                1996           1997           1997
                                            -----------    -----------    -----------
        Accrued Compensation                  $135,597       $143,975       $210,267
        Professional fees                       43,088         63,637        193,282
        Other                                   75,992         70,698        258,586
                                               -------        -------        -------

                                              $254,67        $278,310       $662,135
                                               ======         =======        =======

   9.  Use of Estimates

      In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   10. Fair Value of Financial Instruments

      Based on borrowing rates currently available to the Company for bank loans with similar terms and maturities, the fair value of the Company's debt approximates the carrying value. Furthermore, the carrying values of all other financial instruments potentially subject to valuation risk (principally consisting of cash, accounts receivable and accounts payable) also approximate fair value.

   11.  Net Income Per Share

      Net income per share is based on the weighted average number of common and common equivalent shares (warrants and options) outstanding during the period, calculated using the modified treasury stock method in fiscal 1996 and the treasury

                            Sonics & Materials, Inc.

         June 30, 1996 and 1997 and September 30, 1996 and 1997 (Information pertaining to September 30, 1996 and 1997 is unaudited)



NOTE B (continued)

      stock method in fiscal 1997 and for the three months ended September 30, 1996 and 1997 (see Note P). The modified treasury stock method limits the assumed purchase of treasury shares to 20% of the outstanding common shares.

      In connection with the initial public offering (see Note J), the Company paid down $670,000 of outstanding debt. If this transaction had occurred as of July 1, 1995, the net income per share would have been the same as the reported net income per share for the year ended June 30, 1996.

   12.  Advertising Costs

      All costs related to advertising are expensed in the period incurred. Advertising costs were approximately $220,000, $217,000, $23,000 and $40,000 for the years ended June 30, 1996 and 1997, and the three months ended September 30, 1996 and 1997, respectively.

   13.  Unaudited Condensed Financial Information

             The information as of and for the three months ended September 31, 1996 and 1997 is unaudited, but includes all adjustments consisting of only normal recurring accruals, considered necessary for a fair presentation of financial positions and results of operations.


NOTE C - SHORT-TERM INVESTMENT

   The Company has a short-term investment comprised of a U.S. Government agency issue. This investment is classified as available-for-sale and is reported at fair value on the Company's balance sheet. Quoted market prices have been used in determining the fair value of this investment.


NOTE D - INVENTORIES

   Inventories consist of the following:

                                June 30,         June 30,       September 30,
                                  1996             1997              1997
                              -----------     -----------        -----------
      Raw materials           $   975,332     $   956,073        $  996,232
      Work-in-process           1,501,716       1,909,256         1,989,453
      Finished goods              771,734         852,921           888,747
                               ----------      ----------         ---------

                               $3,248,782      $3,718,250        $3,874,432
                                =========       =========         =========

                            Sonics & Materials, Inc.

           June 30, 1996 and 1997 and September 30, 1996 and 1997 (Information pertaining to September 30, 1996 and 1997 is unaudited)


NOTE E - PROPERTY AND EQUIPMENT

   A summary of equipment and leasehold improvements follows:

                                  June 30,        June 30,       September 30,
                                    1996            1997             1997
                                 -----------  -------------      -------------

      Land                                                         $  462,486
      Building                                                        826,853
      Trade show booth           $    50,494    $     50,494           51,258
      Machinery and equipment        586,063         675,409          731,486
      Tooling                        103,762         105,453          105,514
      Office furniture and equipment 143,235         152,830          163,353
      Leasehold improvements         174,081         186,851          220,425
      Automobiles                     32,408          32,408           32,408
      Data processing equipment      365,240         455,794          521,430
                                   ---------      ----------        ---------

                                   1,455,283       1,659,239        3,115,244
     Less accumulated depreciation 1,153,577       1,294,885        1,338,356
                                   ---------      ----------        ---------

                                  $  301,706     $   364,354       $1,776,888
                                   =========      ==========        =========


NOTE F - NOTES PAYABLE

On September 19, 1997, the Company entered into three facilities with a bank (the "Bank"), each of which is secured by a first mortgage lien on property the Company acquired in Newtown, CT: (i) a Bridge Loan in the original principal amount of $1,600,000; (ii) a Line of Credit in the original principal amount of up to $1,500,000; and (iii) a Term Loan in the original principal amount of $427,000.

The Bridge Loan bears interest at the Bank's base lending rate plus one-half percent. The principal balance of the Bridge Loan, which at September 30, 1997 was $1,151,488, will mature and be due and payable upon the earliest to occur of
(i) the written demand of the Bank,  (ii) the  consummation  of the IRB Loan, or
(iii) December 31, 1997. Subject to certain terms and conditions, the Bank has agreed to make an IRB Loan in the aggregate principal amount of up to $4,000,000 to be issued through the Connecticut Development Authority, the proceeds of which will be used to refinance the Bridge Loan, pay any remaining costs on the Newtown Property for Sonics' use and occupancy and for purchasing or manufacturing equipment. Sonics expects to close the IRB Loan on or before December 31, 1997. The principal of the Bridge Loan may be repaid in whole or in part, without premium or penalty, at any time.

                            Sonics & Materials, Inc.

         June 30, 1996 and 1997 and September 30, 1996 and 1997 (Information pertaining to September 30, 1996 and 1997 is unaudited)


The Line of Credit replaced a line of credit with another bank, and is used by the Company for working capital. The Line of Credit bears interest, at Sonics' option, at the Bank's base lending rate or LIBOR plus 2.5%. Advances under the Line of Credit are at the Bank's sole discretion. The entire principal balance of the Line of Credit, which at September 30, 1997 was $1,005,101, will mature and be due and payable upon the demand of the Bank. The borrowings under the Line of Credit may be prepaid in whole or in part, without premium or penalty, at any time. In the event of the prepayment of any portion of the Line of Credit during any period in which the Line of Credit bears interest at a LIBOR rate, Sonics will be obligated to pay the Bank a breakage fee relating to the LIBOR interest component. The Line of Credit is also secured by all of the Company's assets.

The proceeds of the Term Loan were used to pay in full a term loan with another bank with interest and principal totaling $427,000 (see Note G). The term loan with the other bank bore interest at such bank's loan pricing rate of interest plus one-half percent. The current outstanding principal amount of the Term Loan is $427,000, which bears interest, at Sonics' option, at the Bank's base lending rate of LIBOR plus 2.5%. The principal of the Term Loan must be paid in 36 equal monthly installments of $11,861.11, commencing on November 1, 1997 and the entire remaining principal balance will mature and be due and payable on October 1, 2000. The terms and conditions under which Sonics may prepay all or any portion of the Term Loan are the same as for the Line of Credit discussed above. The Term Loan is also secured by all of the Company's assets.

                            Sonics & Materials, Inc.

       June 30, 1996 and 1997 and September 30, 1996 and 1997 (Information pertaining to September 30, 1996 and 1997 is unaudited)




NOTE F (continued)

   b. Note Payable to President/Shareholder

      In connection with the initial public offering (see Note J), the Company paid $45,730 in cash and issued a $450,000 noninterest-bearing note payable to the President and major shareholder as a dividend for the amount of taxes due by him personally for the earnings of the Company from January 1, 1995 through February 26, 1996, a period through which the Company was an S Corporation (see Note B-3). As of June 30, 1996, a balance of $32,813 was due. The amount was paid in full during the year ended June 30, 1997.


NOTE G - LONG-TERM DEBT


   a. Term Loan

      On December 3, 1996, the Company entered into a $500,000 term loan agreement with Village Bank & Trust Company at one-half percent (1/2%) above the prime rate (9% at June 30, 1997). The loan is unsecured and is due in equal annual installments through December 3, 2001 (see Note F).

   b. Capital Lease Obligations

      During the year ended June 30, 1997, the Company entered into two five-year lease agreements for new equipment.

      The aggregate maturities of long-term debt at June 30, 1997 are as follows:

                    Year ending June 30,
                       1998                              $116,600
                       1999                               118,384
                       2000                               117,930
                       2001                               112,266
                       2002                                58,331
                                                          -------

                                                         $523,511
                                                          =======

                            Sonics & Materials, Inc.

       June 30, 1996 and 1997 and September 30, 1996 and 1997 (Information pertaining to September 30, 1996 and 1997 is unaudited)




NOTE H - DEMAND NOTE PAYABLE

   The Company had a demand note payable from Village Bank & Trust Company bearing interest at one-half percent (1/2%) above the prime rate (8.25% at June 30, 1996). The note was converted to a long-term note in December 1996 (see Note G).


NOTE I - COMMITMENTS

   Leases

   The Company leases certain facilities and automobiles under lease agreements that are classified as operating leases and expire in various years through 2002.

   The following is a schedule of future minimum lease payments for operating leases as of June 30, 1997:

                    Year ending June 30,
                       1998                              $194,700
                       1999                                32,800
                       2000                                33,800
                       2001                                35,000
                       2002                                36,200
                       Subsequent to 2002                   9,100
                                                          -------

                                                         $341,600
                                                          =======

   Rental expense for operating leases totaled approximately $229,000, $279,000, $63,000 and $92,000 for the years ended June 30, 1996 and 1997 and for the three months ended September 30, 1996 and 1997, respectively.


NOTE J - STOCKHOLDERS' EQUITY

   1. Initial Public Offering

      On February 26, 1996, the Company successfully completed an initial public offering of 1,000,100 shares of common stock of the Company at an initial offering price of $5.00 per share, and 1,725,000 warrants to purchase 1,725,000 shares of common stock at an exercise price of $6.00 per share with an offering price of $.15 per warrant. The proceeds from the offering were approximately $3,833,000, net of $1,426,000 of costs associated with the offering. For the year ended June 30, 1997, 20,000 warrants were exercised.

                            Sonics & Materials, Inc.

       June 30, 1996 and 1997 and September 30, 1996 and 1997 (Information pertaining to September 30, 1996 and 1997 is unaudited)




NOTE J (continued)


      In connection with the offering, the Company granted to the underwriter an option to purchase 100,000 shares of common stock at an exercise price of $8.25 per share and an option to purchase 100,000 warrants to purchase 100,000 shares of common stock at an exercise price of $6.00 at a price of $.25 per warrant over a period of four years commencing on February 26, 1997. On March 20, 1997, the underwriter exercised its option to purchase the 100,000 warrants. Proceeds to the Company totaled $25,000.

      At June 30, 1997, a total of 1,805,000 warrants at an exercise price of $6.00 were issued and outstanding.

   2. Stock Splits

      In February 1996, the Company's Board of Directors approved a 1.85-for-1 split of the Company's common stock. A total of 1,150,000 shares of common stock were issued in connection with the split. The stated par value of each share remained at $.03. A total of $34,500 was reclassified from the Company's additional paid-in capital account to the Company's common stock account.

      All share and per share amounts in the financial statements have been restated to retroactively reflect the above stock split.

   3. Distribution to Stockholder

      During the period from July 1, 1995, through the termination of the S Corporation status, the Company distributed approximately $496,000, including an adjustable note payable to the stockholder of $450,000, to cover estimated taxes on S Corporation income (see Note F).

                            Sonics & Materials, Inc.

        June 30, 1996 and 1997 and September 30, 1996 and 1997 (Information pertaining to September 30, 1996 and 1997 is unaudited)


NOTE J (continued)

   4. Capital Contribution

      As of February 26, 1996, undistributed S Corporation retained earnings of approximately $2,509,000 have been reclassified as additional paid-in capital as if the earnings had been distributed to the stockholder and then contributed to the Company.

   5. Employee Stock Options

      a. Incentive Stock Option Plan

         Under the Company's Incentive Stock Option Plan (the "Plan"), options to purchase a maximum of 250,000 shares of its common stock may be granted to officers, directors and other key employees of Sonics. Options granted under the Plan are intended to qualify as incentive stock options as defined in the Internal Revenue Code of 1986, as amended.

         The Plan is administered by the Board of Directors and a Committee presently consisting of two members of the Board that determine which persons are to receive options, the number of options granted and their exercise prices. In the event an optionee voluntarily terminates their employment with the Company, the optionee has the right to exercise their accrued options within thirty (30) days of such termination. However, the Company may redeem any accrued option held by each optionee by paying them the difference between the option exercise price and the then fair market value.

         On February 11, 1996, the Board of Directors approved a plan to grant options for 80,000 shares of common stock of the Company at the initial offering price of $5.00 per share. These options will expire on February 11, 2001. Subsequently, the approval to grant options to acquire 10,500 shares of the common stock was rescinded by the Board of Directors. On May 5, 1997, 2,000 options were granted at an exercise price of $3.50 per share, which will expire on May 5, 2002. As of September 30, 1997, options to purchase 71,500 shares of common stock were granted to 26 officers, directors and key employees of the Company.

                            Sonics & Materials, Inc.

       June 30, 1996 and 1997 and September 30, 1996 and 1997 (Information pertaining to September 30, 1996 and 1997 is unaudited)




NOTE J (continued)

      b. Nonqualified Stock Options

         The Company has also granted a nonqualified stock option for 10,976 shares of common stock to an officer at an option price of $.31 per share. In January 1994, the Company granted a nonqualified stock option for 274,390 shares of common stock to an officer at an option price of $1.03 per share. These options expire on January 1, 2004.

      c. Summary Information

         The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock Based Compensation." Accordingly, no compensation cost has been recognized for the stock options granted to employees and directors. Had compensation cost been determined based on the fair value at the grant date for the stock options awards in fiscal 1996 consistent with the provisions of SFAS No. 123, the Company's net income would have been decreased by approximately $10,000 and earnings per share would have remained unchanged. In fiscal 1997, net income would have decreased by approximately $29,000 and earnings per share would have been reduced by $.01 per share. During the initial phase-in period of SFAS No. 123, such compensation may not be representative of the future effects of applying this statement.

         The weighted average fair value at date of grant for options granted was $1.41 per option. The fair value of each option at date of grant was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

                    Expected stock price volatility      17%
                    Expected life of options             5 years
                    Risk-free interest rate              5.55%
                    Expected dividend yield              0%

                            Sonics & Materials, Inc.

       June 30, 1996 and 1997 and September 30, 1996 and 1997 (Information pertaining to September 30, 1996 and 1997 is unaudited)



NOTE J (continued)

         For the two years ended June 30, 1997 and the three months ended September 30, 1997, employee option activity was as follows:

                                         Incentive options    Nonqualified options
                                      --------------------  ------------------------------
                                                    Weighted-                   Weighted-
                                                    average                     average
                                       Number       exercise      Number        exercise
                                       of shares    price         of shares     price
                                      -----------  -----------   -----------   -----------

           Outstanding at June 30,
           1995
              Granted                 69,500       $5.00         285,366       $1.00
              Exercised
              Canceled
                                      ------                     -------
           Outstanding at June 30,
           1996                       69,500       $5.00         285,366       $1.00
              Granted                  2,000       $3.50
              Exercised
              Canceled
                                      ------                     -------
           Outstanding at June 30,
           1997                       71,500       $4.96         285,366       $1.00
              Granted                                             10,000        2.94
                                      ------                     -------
           Outstanding at
           September 30, 1997         71,500       $4.96         295,366       $1.07
                                      ======                     =======


         The  following  table  summarizes   information   about  stock  options
         outstanding at September 30, 1997:

                         Weighted-
                         average       Weighted-                Weighted-
                         remaining     average                  average
Range of    Number       contractual   exercise    Number       exercise
exercise    outstanding  life          price       exercisable   price
prices
---------   -----------  -----------   ----------  -----------  ----------

 $0.31        10,976      6.5 years     $0.31       10,976       $0.31
  1.03       274,390      6.5 years      1.03      274,390        1.03
  2.94        10,000      4.8 years      2.94            -           -
3.50-5.00     71,500      3.7 years      4.96       21,667        5.00
             -------                               -------
             366,866                               307,033
             =======                               =======


                            Sonics & Materials, Inc.

       June 30, 1996 and 1997 and September 30, 1996 and 1997 (Information pertaining to September 30, 1996 and 1997 is unaudited)




NOTE K - 401(k) AND PROFIT SHARING PLANS

   The Company has a 401(k) plan for eligible employees. The 401(k) plan provides for eligible employees to elect to contribute to the plan up to 15% of their annual compensation. In addition, the 401(k) plan provides for the Company to make additional contributions at its discretion up to 4% of the participant's annual compensation. Expenses under the 401(k) plan were approximately $21,000 and $30,000 for the years ended June 30, 1996 and 1997, respectively and $8,000 and $7,000 for the three months ended September 30, 1996 and 1997, respectively.

   The Company also has a nonqualified profit sharing plan. Under this plan, the Company distributes to eligible employees 10% of its pretax profits, based on a three-month moving average. Expenses under the profit sharing plan were approximately $65,000 and $42,000 for the years ended June 30, 1996 and 1997, respectively and $13,000 and $5,000 for the three months ended September 30, 1996 and 1997.


NOTE L - CONCENTRATION OF CREDIT RISK

   Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. Credit risk on receivables is minimized as a result of the diverse nature of the Company's worldwide customer base. The Company generally requires no collateral from its customers.

   Net sales by geographic area for the periods ended are as follows:

                                   Year ended June 30,      Three months ended September 30,
                               ---------------------------  -------------------------------
                                    1996          1997          1996           1997
                                    ----          ----          ----           ----

       United States            $6,320,000    $6,826,000    $1,501,000   $2,198,000
       Europe                    1,376,000     1,408,000       342,000      318,000
       Asia/Pacific Rim            967,000     1,869,000       561,000      494,000
       Canada and Mexico           396,000       509,000       103,000       91,000
       Other                       317,000       216,000        30,000       16,000
                                 ---------     ---------     ---------    ---------

                                $9,376,000   $10,828,000    $2,536,000   $3,117,000
                                 =========    ==========     =========    =========


                            Sonics & Materials, Inc.

       June 30, 1996 and 1997 and September 30, 1996 and 1997 (Information pertaining to September 30, 1996 and 1997 is unaudited)




NOTE M - INCOME TAXES

   Prior to the completion of the initial public offering, the Company had, since 1989, elected to be treated as an S Corporation for Federal income tax reporting purposes. An S Corporation is generally treated like a partnership, and is exempt from Federal income taxes with certain exceptions. The S Corporation stockholder reported his pro rata share of corporate taxable income or loss on his individual income tax returns. A provision for state income taxes was made for those states not recognizing S Corporation status. The Company's S Corporation status terminated with the completion of the initial public offering described in Note J-1.

   Subsequent to the initial public offering, the Company accounts for income taxes using the liability method under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

   The components of the provision for taxes on income are as follows:

                                   Year ended June 30,   Three Months Ended September 30,
                                   -------------------   --------------------------------
                                    1996        1997        1996           1997
                                   ------      ------      -------       -------
       U.S. Federal
          Current tax provision   $50,000      $16,463     $57,577       $12,712
          Deferred tax benefit    (68,000)
                                   ------       ------      ------        ------

                                  (18,000)      16,463      57,577        12,712
                                   ------       ------      ------        ------
       State
          Current tax provision    22,000        2,905      10,161         3,203
          Deferred tax benefit    (12,000)
                                   ------       ------      ------        ------

                                   10,000        2,905      10,161         3,203
                                   ------       ------      ------        ------

       Total income tax
       provision (benefit)        $(8,000)    $19,368     $67,738       $15,915
                                   ======      ======      ======        ======




                            Sonics & Materials, Inc.

       June 30, 1996 and 1997 and September 30, 1996 and 1997 (Information pertaining to September 30, 1996 and 1997 is unaudited)




NOTE M (continued)

   The tax effect of temporary differences which give rise to deferred tax assets and liabilities are as follows:

                                               June 30,            September 30,
                                           1996          1997          1997
                                         ---------   ----------   --------------
       Accrued expenses                  $22,000        $22,000         $22,000
       Allowance for doubtful accounts    17,000         17,000          17,000
       Inventory                          41,000         41,000          41,000
                                          ------         ------          ------

       Net deferred tax asset            $80,000        $80,000         $80,000
                                          ======         ======          ======


   The following is a reconciliation of the statutory Federal income tax rate to the effective rate reported in the financial statements:

                                  Year ended June 30,     Three Months Ended September 30,
                             --------------------------  ---------------------------------
                                 1996            1997            1996            1997
                             --------------  ----------  ---------------  --------------
                                     Percent         Percent         Percent        Percent
                                       of             of               of             of
                             Amount  income  Amount  income  Amount  income  Amount Income
                             ------  ------  ------  ------  ------  ------  ------  ------
      Provision for
        Federal income
        taxes at the
        statutory rate      $148,000  34.0%  $16,000  34.0%  $58,000  34.0%  $24,200  34.0%
      State and local
        taxes, net of
        Federal income tax
        benefit               15,000   3.4     2,000   4.0     7,000   4.0     2,000   2.8
      Tax effect of S
        Corporation
        earnings during
        the year             (99,000)(22.8)
      Deferred tax benefit
        from the effect of
        conversion to
        C Corporation
        status               (91,000)(20.9)
        Net Operating loss
        carry forward                                                        (13,000)(18.2)
      Nondeductible expenses   7,000   1.6
      Other                   12,000   2.8     1,368   2.0     2,738   2.0     2,715   3.7
                             -------   ---    ------  ----    ------  ----    ------  ----
      Actual provision
      (benefit) for
        income taxes        $(8,000)  (1.9)% $19,368  40.0%  $67,738  40.0%  $15,915  22.3%
                             =======  =====   ======  =====   ======  =====   ======  =====

                                      F-21

                            Sonics & Materials, Inc.

       June 30, 1996 and 1997 and September 30, 1996 and 1997 (Information pertaining to September 30, 1996 and 1997 is unaudited)




NOTE N - EMPLOYMENT AGREEMENT

   Effective July 1, 1995, the Company entered into an employment agreement with its President for an initial term expiring in three years at an initial annual base salary of $180,000, $198,000 and $218,000 in each of the three years, respectively. Such base salary may be increased at the discretion of the Board of Directors as follows: (i) any bonus arrangement provided by the Company in its discretion and (ii) other compensation or employee benefit plans and arrangements, if any, provided to other officers and key employees of the Company.


NOTE O - RELATED PARTY TRANSACTIONS

   The Company paid $73,959, $9,422 and $29,279 to a member of the Board of Directors for consulting services during the year ended June 30, 1997 and the three months ended September 30, 1996 and 1997, respectively.


NOTE P - PRO FORMA INFORMATION

   a. Pro Forma Income Taxes

      As discussed in Note B-3, the Company elected to be taxed as an S Corporation pursuant to the Internal Revenue Code. In connection with the Offering, the Company terminated its S election and became subject to Federal and additional state and local income tax. The pro forma provision for income taxes represents the income tax provisions that would have been reported had the Company been subject to Federal and additional state and local income taxes for the year ended June 30, 1996.

      The pro forma income tax provision has been prepared in accordance with SFAS No. 109. The pro forma provision for income taxes for the year ended June 30, 1996 after giving effect to the Federal statutory rate of 34% and state and local taxes, a net effective rate of 6%, consists of the following:

                            Sonics & Materials, Inc.

       June 30, 1996 and 1997 and September 30, 1996 and 1997 (Information pertaining to September 30, 1996 and 1997 is unaudited)




NOTE P (continued)

        Federal                                           $135,256
        State and local                                     39,268
                                                           -------
                                                          $174,524
                                                           =======
   b. Pro Forma Net Income

      Represents the historical amounts after the pro forma adjustment discussed above.

   c. Pro Forma Net Income Per Share

      Represents net income per share including the weighted average number of shares outstanding immediately prior to the closing of the offering, after giving effect to a stock split of 1.85-for-1 and shares issued in the Offering (see Note J). The calculations also reflect the dilutive effect of shares issuable for common stock equivalents.


NOTE Q - FUTURE EFFECT OF RECENTLY ISSUED ACCOUNTING
            PRONOUNCEMENTS

   In February 1997, the Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share," which is effective for financial statements for both interim and annual periods ending after December 1997. Early adoption of the new standard is not permitted. The new standard eliminates primary and fully diluted earnings per share and requires presentation of basic and diluted earnings per share together with disclosure of how the per share amounts were computed. The pro forma effect of adopting the new standard would be basic earnings per share of $.09 and $.01 and diluted earnings per share of $.08 and $.01 for the years ended June 30, 1996 and 1997, respectively, and basic earnings per share of $.03 and $.01 and dilated earnings per share of $.02 and $.01 for the three months ended September 30, 1996 and 1997 respectively. In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), and Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). The Company will implement SFAS 130 and SFAS 131 as required in fiscal 1999, which require the Company to report and display certain information related to comprehensive income and operating segments, respectively. Adoption of SFAS 130 and SFAS 131 will not impact the Company's financial position or results of operations..

                            Sonics & Materials, Inc.

       June 30, 1996 and 1997 and September 30, 1996 and 1997 (Information pertaining to September 30, 1996 and 1997 is unaudited)




NOTE R - ACQUISITION

On July 25, 1997, the Company acquired, through a newly formed wholly-owned subsidiary, 100% of the stock of Tooltex, Inc. ("Tooltex"). Tooltex is a manufacturer of automated systems used in the plastics industry. The shareholders received, in exchange for 100% of the stock of Tooltex, (i) an aggregate of 70,000 shares of the Company's common stock, par value $.03 per share, (ii) $70,000 and (iii) options to purchase 10,000 shares of the Company's common stock. The purchase price was allocated to the assets acquired based on their estimated fair value. The excess total acquisition costs over the fair value of the net assets acquired of approximately $1,057,000 is to be amortized on a straight line basis over 20 years. For the three months ended September 30, 1996, the Company had sales to Tooltex of approximately $28,000. At the time of the acquisition, the Company had a receivable of approximately $254,000 from Tooltex. The sales and results of operations of Tooltex for the period from July 1, 1997, to July 25, 1997 were not material.

The following unaudited pro forma consolidation for the three months ended September 30, 1996, shows the results of operations, assuming that the purchase had occurred on July 1, 1996. The unaudited pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been in effect for the entire period. In addition, they are not intended to be a projection of future results.

              Revenues                       3,231,861
              Net Loss from operations          56,365
              Net Loss per share                  $.02

                         REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS




Stockholders
   Tooltex, Inc.


We have audited the accompanying balance sheet of Tooltex, Inc. as of June 30, 1997, and the related statements of operations and accumulated deficit, and cash flows for the years ended June 30, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Tooltex, Inc. as of June 30, 1997, and the results of its operations and its cash flows for the years ended June 30, 1997 and 1996 in conformity with generally accepted accounting principles.




GRANT THORNTON LLP

/s/GRANT THORNTON LLP
---------------------

New York, New York
October 5, 1997

                                  Tooltex, Inc.

                                  BALANCE SHEET

                                  June 30, 1997


                                     ASSETS

CURRENT ASSETS
   Cash                                                     $   2,170
   Accounts receivable - trade (net of allowance for
    doubtful accounts of $52,000)                             131,451
   Other receivables                                           75,252
   Inventory                                                  338,204
   Refundable income taxes                                     14,485
                                                             --------

 Total current assets                                         561,562

FURNITURE AND EQUIPMENT - AT COST
   Machinery and equipment                   $ 141,382
   Computer and office equipment               100,768
   Furniture and fixtures                       18,584
   Leasehold improvements                       34,135
                                              --------

                                               294,869
   Less accumulated depreciation              (143,890)       150,979
                                              --------
OTHER ASSETS                                                      252
                                                             --------

                                                            $ 712,793
                                                             ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Notes payable - bank                                     $ 461,000
   Accounts payable                                           711,265
   Accrued expenses                                           106,224
   Customer advances                                           83,374
                                                             --------

        Total current liabilities                           1,361,863

STOCKHOLDERS' DEFICIT
  Common stock - no par value;
     750 shares authorized;
     187 issued and 181 outstanding          $   2,125
  Accumulated deficit                         (649,359)
                                              --------

                                              (647,234)
   Less 6 shares of common stock
     held in treasury, at cost                  (1,836)       649,070)
                                              ---------      --------
   cost

                                                            $ 712,793
                                                             ========

              The accompanying notes are an integral part of this statement.

                                  Tooltex, Inc.

              STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                               Year ended June 30,





                                                  1997             1996
                                                ---------        -------

Net sales                                      $1,944,170       $2,036,478
Cost of goods sold                              1,732,327        1,578,732
                                                ---------        ---------

      Gross profit                                211,843          457,746

Selling, general and administrative               508,300          411,712
                                                ---------        ---------

      Operating (loss) income                    (296,457)          46,034

Other income (expense)
   Interest expense                               (63,047)         (44,076)
   Interest income                                  1,802
   Loss on disposal of furniture and equipment    (11,114)
   Other                                           33,813           (7,302)
                                                ---------        ---------

                                                  (38,546)         (51,378)
                                                ---------        ---------

      Loss before income taxes                   (335,003)          (5,344)

Income tax benefit (expense)                       14,485          (10,378)
                                                ---------        ---------

      NET LOSS                                   (320,518)         (15,722)

Accumulated deficit at beginning of year         (328,841)        (313,119)
                                                ---------        ---------

Accumulated deficit at end of year            $  (649,359)     $  (328,841)
                                                ==========       ==========





             The accompanying notes are an integral part of these statements.

                                  Tooltex, Inc.

                            STATEMENTS OF CASH FLOWS

                               Year ended June 30,


                                                          1997            1996
                                                       -------         -------

Cash flows from operating activities
   Net loss                                          $(320,518)      $ (15,722)
   Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities
      Depreciation                                       43,741          17,476
      Loss on disposal of furniture and equipment        11,114
      Increase (decrease) in cash due to changes in
         assets and liabilities
           Accounts and other receivables               204,256          76,690
           Inventory                                     59,692        (370,759)
           Refundable income taxes and other asset      (17,956)
           Accounts payable                              90,982         251,730
           Accrued expenses                              57,078         (30,533)
           Customer advances                           (103,941)         37,745
                                                      ---------        --------

      Net cash provided by (used in) operating
      activities                                         24,448         (33,373)
                                                      ---------        --------

Cash flows from investing activities
   Purchase of furniture and equipment                  (82,853)        (67,024)
   Proceeds from sale of furniture and equipment          4,050           2,300
                                                      ---------        --------

      Net cash used in investing activities             (78,803)        (64,724)
                                                      ---------        --------

Cash flows from financing activities
   Net proceeds from notes payable - bank                38,910         115,712
                                                      ---------        --------

      NET (DECREASE) INCREASE IN CASH                   (15,445)         17,615

Cash at beginning of year                                17,615

Cash at end of year                                  $    2,170       $  17,615
                                                      =========        ========


Supplemental disclosures of cash flow information:
   Cash paid during the year for
     Interest                                        $   37,143       $  44,076
                                                      =========        ========

     Income taxes                                    $    7,484       $  10,375
                                                      =========        ========



             The accompanying notes are an integral part of these statements.

                                  Tooltex, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                             June 30, 1997 and 1996



NOTE A - SUMMARY OF ACCOUNTING POLICIES

   Nature of Operations

   Tooltex, Inc. (the "Company"), located in Grove City, Ohio, is a manufacturer of various types of custom-order machines, which primarily include heat-stamping machines. The Company supplies its machines to various commercial customers located throughout the U.S. A summary of significant accounting policies applied in the preparation of the accompanying financial statements follows:

   1. Inventory Valuation

      Inventory is stated at the lower of cost or market; cost is determined using the first-in, first-out method.

   2. Depreciation and Amortization

      Depreciation and amortization are provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally using accelerated methods.

   3. Use of Estimates in Financial Statements

      In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   4. Revenue Recognition

      The Company recognizes revenue when goods are shipped to the customer. Prepayments on significant machine sales are recorded as a liability until the goods are shipped and are reflected as customer advances in the accompanying balance sheet.

                                  Tooltex, Inc.

                             June 30, 1997 and 1996



NOTE B - INVENTORY

   The components of inventories at June 30, 1997 are as follows:

     Finished goods                                                  $  31,746
     Work in process                                                   278,626
     Raw materials                                                     121,532
     Valuation reserve                                                 (93,700)
                                                                      --------

                                                                     $ 338,204
                                                                      ========

NOTE C - DEBT

   In April 1997, all existing debt was refinanced into one 60-day note in the principal amount of $461,000, with a maturity date of June 30, 1997. The note accrues interest at 10% and was extended orally by the bank to July 31, 1997. At July 31, 1997, the debt was renegotiated into a four-year term note with the bank by the acquiring company (Note G). The renegotiated agreement provides for interest at the prime rate plus three quarters of one percent. The acquiring company has guaranteed the loan.

   The original debt agreement contained financial covenants specifying minimum net worth and a total debt to net worth ratio. The Company was in violation of these covenants at June 30, 1997. The debt was collateralized by substantially all of the assets of the Company. The original debt was personally guaranteed by the two stockholders.


NOTE D - 401(k) PLAN

   The Company sponsors a 401(k) plan covering all eligible employees. Under provisions of the plan, eligible employees are those who have been with the Company for at least ninety days and are at least 18 years old. The plan provides for matching Company contributions up to 25% of the employee contribution to a maximum of 4% of total employee compensation. The employees are

                                  Tooltex, Inc.

                             June 30, 1997 and 1996



NOTE D (continued)

   100% vested in their contributions. Contributions made to the plan by the Company are vested according to the following schedule:

                                                         Vested
               Years of service                        percentage
               ----------------                        ----------
                     2                                      20%
                     3                                      40
                     4                                      60
                     5                                      80
                     6                                     100

   The Company contributed a matching amount of $4,000 and $6,000 for the years ended June 30, 1997 and 1996, respectively.


NOTE E - INCOME TAXES

   At June 30, 1997, the Company had a gross deferred tax asset of approximately $188,000. This asset arises from the use of reserves for accounts receivable and inventory, and a net operating loss carryforward. Because of the uncertainty of the realization of this asset, a full valuation allowance has been recorded against the tax benefit. Therefore, no deferred tax asset has been recognized in the accompanying financial statements.

   The Company has a net operating loss carryforward of $408,000 at June 30, 1997. The Internal Revenue Code, however, places a limitation on the utilization of carryforwards when an ownership change, as defined in the tax law, occurs. As a result of the acquisition of the Company (Note G), the utilization of the net operating loss carryforward will be limited.

                                  Tooltex, Inc.

                             June 30, 1997 and 1996



NOTE F - RELATED PARTY MATTERS

   Building Lease

   During the years ended June 30, 1996 and 1995, the Company had advanced a total of $54,000 to its current landlord (a company owned by two of the Company's stockholders) for the purpose of constructing a new building. The Company occupied the building in October, 1996 and leases these premises from the landlord in accordance with a five-year noncancellable operating lease that commenced on July 25, 1997 and that expires on July 24, 2002. The original lease for this building with the landlord had commenced in October, 1996 and was subsequently revised to reflect the terms above and provided for future minimum rental payments at June 30, 1997 as follows:

                                                        Amount
                  Fiscal year ending                   --------
                     1998                             $  78,654
                     1999                                84,320
                     2000                                84,320
                     2001                                84,320
                     2002                                84,320
                     Thereafter                           5,734
                                                       --------

                                                      $ 421,668
                                                       ========

   Rent expense was $62,000 and $21,000 in 1997 and 1996, respectively. Approximately $57,000 of the 1997 rent expense was paid to the landlord.

   At June 30, 1997, $25,000 of the funds advanced to the landlord were outstanding and included in other receivables in the accompanying balance sheet. Included in accounts payable at June 30, 1997 was rent payable to the landlord of $12,700.

   Trade Purchases

   During the years ended June 30, 1997 and 1996, the Company had purchases of approximately $83,000 and $292,600, respectively, from a vendor that subsequently purchased all of the outstanding stock of the Company on July 25, 1997 (Note G).

                                  Tooltex, Inc.

                             June 30, 1997 and 1996



NOTE G - SUBSEQUENT EVENTS

   On July 25, 1997, the stock of the Company was purchased by a vendor which is publicly held. The Company has a receivable from this vendor of $35,000 at June 30, 1997, and payables to the vendor of $254,000 and $245,000 at June 30, 1997 and 1996, respectively.

                            Sonics & Materials, Inc.
                                and Tooltex, Inc.

                   UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                              FINANCIAL STATEMENTS




The following unaudited pro forma consolidated condensed balance sheet has been prepared by taking the June 30, 1997 balance sheets of Sonics & Materials, Inc. (the "Company") and Tooltex, Inc. ("Tooltex") and giving effect to the acquisition of the stock of Tooltex by the Company as if it occurred as of June 30, 1997. The pro forma combined condensed balance sheet has been prepared for information purposes only and does not purport to be indicative of the financial condition that necessarily would have resulted had this transaction taken place at June 30, 1997.

The following unaudited pro forma consolidated condensed statement of operations has been prepared by taking the statements of operations for the year ended June 30, 1997 of the Company and Tooltex and giving effect to the acquisition of the stock of Tooltex as if it occurred as of the beginning of the year. The revenues and results of operations included in the unaudited pro forma consolidated condensed statement of operations for the year ended June 30, 1997 are not considered necessarily to be indicative of anticipated results of operations for periods subsequent to the transaction, nor are they considered necessarily to be indicative of the results of operations for the periods specified had the transaction actually been completed at the beginning of the year.

These financial statements should be read in conjunction with the notes to the unaudited pro forma consolidated condensed financial statements, the financial statements of the Company and related notes thereto (as previously filed on Form 10-KSB), and the financial statements of Tooltex and related notes thereto, included herein.

                            Sonics & Materials, Inc.
                                and Tooltex, Inc.

           UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                               As of June 30, 1997

                                                                             Sonics
                                   Sonics        Tooltex     Pro forma        pro
             ASSETS              historical    historical   adjustments       forma
                                 ----------    ----------   -----------    -----------
CURRENT ASSETS
  Cash and cash equivalents      $  271,593    $    2,170   $  (70,000)(a) $  203,763
  Short-term investments          1,665,470                                 1,665,470
  Accounts receivable, net of
     allowance for doubtful
     accounts                     1,854,118       131,451                   1,985,569
  Other receivables                                75,252      (25,002)(b)     50,250
  Inventories                     3,718,250       338,204                   4,056,454
  Prepaid income taxes              150,061        14,485                     164,546
  Deferred income taxes              80,000                                    80,000
  Other current assets              137,562                                   137,562
                                  ---------     ---------    ---------      ---------

     Total current assets         7,877,054       561,562      (95,002)     8,343,614

PROPERTY AND EQUIPMENT, NET         364,354       150,979                     515,333

GOODWILL                                                     1,048,470 (c)  1,048,470

OTHER ASSETS, NET                   917,709           252     (229,183)(d)    688,778
                                  ---------     ---------    ---------      ---------


                                 $9,159,117    $  712,793   $  724,285    $10,596,195
                                  =========     =========    =========     ==========


                            Sonics & Materials, Inc.
                                and Tooltex, Inc.

                 UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                               As of June 30, 1997


                                                                              Sonics
        LIABILITIES AND             Sonics        Tooltex      Pro forma        pro
      STOCKHOLDERS' EQUITY          historical    historical   adjustments     forma
                                    ----------    ----------   -----------   ---------
CURRENT LIABILITIES
  Current maturities of
    long-term debt                  $  116,600                               $  116,600
  Notes payable                        500,000    $  461,000                    961,000
  Accounts payable                     804,653       711,265   $(154,185) (e) 1,361,733
  Commissions payable                  235,203                                  235,203
  Customer advance                                    83,374                     83,374
  Other accrued expenses and
  sundry liabilities                   278,310       106,224                    384,534
                                     ---------     ---------    ---------     ---------

     Total current liabilities       1,934,766     1,361,863    (154,185)     3,142,444

LONG-TERM DEBT                         406,911                                  406,911

COMMITMENTS

STOCKHOLDERS' EQUITY
  Common stock                         105,603         2,125         (25) (f)   107,703
  Additional paid-in capital         6,539,597                    227,300 (f) 6,766,897
  Retained earnings (deficit)          172,240      (649,359)     649,359 (f)   172,240
  Treasury stock                                      (1,836)       1,836 (f)
                                     ---------     ---------    ---------     ---------


                                     6,817,440      (649,070)     878,470     7,046,840
                                     ---------     ---------    ---------     ---------

                                    $9,159,117    $  712,793   $  724,285   $10,596,195
                                     =========     =========    =========    ==========

                            Sonics & Materials, Inc.
                                and Tooltex, Inc.

                   UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                             STATEMENT OF OPERATIONS

                        For the year ended June 30, 1997


                                                                              Sonics
                                    Sonics        Tooltex      Pro forma        pro
                                    historical    historical   adjustments     forma
                                    ----------    ----------   -----------   ---------
Net sales                           $10,827,525   $1,944,170   $ (83,172)(g) $12,688,523
Cost of sales                         6,410,584    1,732,327     (83,172)(g)   8,059,739
                                     ----------    ---------    --------      ----------

     Gross profit                     4,416,941      211,843          -        4,628,784
                                     ----------    ---------    --------      ----------

Operating expenses
  Selling, general and
     administrative                   3,980,960      508,300      59,653(h)    4,548,913
  Research and development              418,465                                  418,465
                                     ----------    ---------    --------      ----------

                                      4,399,425      508,300      59,653       4,967,378
                                     ----------    ---------    --------      ----------

Other income (expense)
  Interest expense                      (79,565)     (63,047)                   (142,612)
  Other                                 110,471       24,501                     134,972
                                     ----------    ---------    --------      ----------

                                         30,906      (38,546)                     (7,640)
                                     ----------    ---------    --------      ----------

     Income (loss) before                48,422     (335,003)    (59,653)       (346,234)
     income taxes

Provision (benefit) for income taxes     19,368      (14,485)   (116,946)(i)    (112,063)
                                     ----------    ---------    --------      ----------
     NET INCOME (LOSS)              $    29,054   $ (320,518)  $  57,293     $  (234,171)
                                     ==========    =========    ========      ==========


Net income (loss) per share                $.01                                    $(.07)
                                            ===                                     ====

Weighted average shares
 outstanding, including
 dilutive securities                  4,247,104                                3,575,383
                                      =========                                =========

                            Sonics & Materials, Inc.
                                and Tooltex, Inc.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS



The accompanying unaudited pro forma consolidated condensed balance sheet and statement of operations present the financial position and results of operations of Sonics & Materials, Inc. (the "Company") giving effect to the acquisition on July 25, 1997 of 100% of the outstanding common stock of Tooltex, Inc. ("Tooltex")

At closing, the Company paid the Tooltex shareholders $70,000 in cash. The balance of the purchase price consisted of: (i) 70,000 shares of the Company's common stock, par value $.03 (valued at $205,800) and (ii) options to purchase 10,000 shares of the Company's common stock (valued at $23,600). The pro forma financial statements reflect these amounts tendered at the closing.

The 70,000 shares of common stock are held in escrow as indemnification of the Company against any and all losses, costs, damages and expenses which the Company may sustain resulting from, arising out of, relating to or caused by:
(a) noncompliance by either shareholder with any of his obligations hereunder or nonperformance by either shareholder of any covenant contained in the merger agreement, (b) any inaccuracy in or breach of any representation or warranty made by the shareholders in the merger agreement or transaction, or (c) any personal injury claims relating to any product sold by Tooltex prior to July 25, 1997 (the "Closing Date").

The adjustments below were prepared based on data currently available and in some cases are based on estimates or approximations. It is possible that the actual amounts to be recorded may have an impact on the results of operations and the balance sheet different from that reflected in the accompanying unaudited pro forma consolidated condensed financial statements. It is therefore possible that the entries presented below will not be the amounts actually recorded at the closing date.

Balance sheet at June 30, 1997:

    (a) Cash and cash equivalents
          Consideration paid for Tooltex common stock            $    (70,000)

    (b) Accounts receivable
          Conversion of balance due from BPT, a related
             party to Tooltex, to note receivable                     (25,002)

    (c) Goodwill
          Additional cost in excess of net assets acquired          1,048,470

                            Sonics & Materials, Inc.
                                and Tooltex, Inc.

                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                   CONDENSED FINANCIAL STATEMENTS (continued)



Balance sheet at June 30, 1997 (continued):

    (d) Other assets
          Forgiveness of other accounts receivable, as
             consideration paid                                    $  (254,185)
          Promissory note from BPT, a related party to Tooltex          25,002
                                                                    ----------

                                                                   $  (229,183)
                                                                    ==========
    (e) Accounts payable
          Forgiveness of accounts payable, as consideration
               received                                            $  (254,185)
          Acquisition-related fees                                     100,000
                                                                    ----------
                                                                   $  (154,185)
                                                                    ==========

    (f) Stockholders' equity
          To eliminate common stock, deficit and treasury
             stock of Tooltex                                      $   649,070
          To record issuance of options in connection with the
             acquisition                                                23,600
          To record issuance of common stock in connection with
             the acquisition                                           205,800
                                                                    ----------
                                                                   $   878,470
                                                                    ==========

Statement of operations for the year ended June 30, 1997:

    (g) Net sales and cost of sales
          To eliminate intercompany sales and purchases            $   (83,172)
                                                                    ==========

    (h) General and administrative expenses
          To record compensation of Tooltex shareholders based
             on employment agreement in excess of amount
             currently being paid                                  $    24,704
          To amortize goodwill based on a thirty-year life              34,949
                                                                    ----------

                                                                   $    59,653
                                                                    ==========
    (i) Provision (benefit) for income taxes
          To adjust tax provision (benefit) on a consolidated
             basis                                                 $  (116,946)
                                                                    ==========

===============================================================================
   No dealer, salesperson, or any other person has been authorized to give any information or to make any representations or projections of future performance other than those contained in this Prospectus, any such other information, projections or representations, if given or made, must not be relied upon as having been so authorized. The delivery of this prospectus or any sale hereunder at any time does not imply that the information herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.

                                 ------------------------

                                TABLE OF CONTENTS
                                      Page
Prospectus Summary.................       2
Summary Financial Information......       4
Risk Factors.......................       5
Cautionary Statement Regarding
  Forward-Looking Information......       9

Market for Company's Common Equity
  and Related Stockholder Matters..      10
Use of Proceeds....................      10
Dividend Policy....................      10
Capitalization.....................      11
Selected Financial Data............      12
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations........      13
Business...........................      17
Management.........................      24
Certain Relationships and Related
Transactions.......................      26
Security Ownership of Certain
Beneficial Owners..................      28
Description of Securities..........      28
Certain Tax Considerations.........      31
Warrant Solicitation Fee...........      32
Concurrent Offering................      32
Legal Matters......................      34
Experts............................      34
Reports to Stockholders............      34
Additional Information.............      34
Index to Financial Statements......     F-1

===============================================================================
===============================================================================





                                1,705,000 Shares
                                       of
                                  Common Stock
                (Underlying the Exercise of Outstanding Warrants)

                      100,000 Options to Purchase Shares of
                            Common Stock and Warrants

                         100,000 Shares of Common Stock
                    (Underlying the Exercise of the Options)

                    100,000 Warrants to Purchase Common Stock
                      (Issued Upon Exercise of the Options)

                         100,000 Shares of Common Stock
                    (Underlying the Exercise of the Warrants)



                            SONICS & MATERIALS, INC.


                             ------------------------

                                   PROSPECTUS
                             ------------------------



                               December ____, 1997




===============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

      The Registrant's Board of Directors has authorized it to provide a general indemnification to its officers, directors, employees and agents regarding any claims or liabilities incurred in the course of their employment. In addition, its certificate of incorporation and by-laws provide for such indemnification.

      The Delaware General Corporation Law ("DGCL") provides that each officer, director, employee and agent of the Company shall be indemnified by the Registrant against certain costs, expenses and liabilities which he or she may incur in his or her capacity as such.

      Section 145 of DGCL - "Indemnification of Officers, Directors, Employees and Agents; Insurance" provides:

      "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and , with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create of presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

      (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth on subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or

(3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this action.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation of merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

Item 25.  Other Expenses of Issuance and Distribution(1)(2)

             Registration fee.........................$    0
             NASD filing fee..........................     0
             Blue sky fees and expenses............... 3,000
             Legal fees and expenses..................10,000
             Accounting fees and expenses............. 3,000
             Warrant Agent Fees....................... 1,000
             Printing and engraving................... 3,000
             Miscellaneous............................ 2,000
                                                       -----
             Total....................................22,000
                                                      ======
----------------------

(1) Expenses  incurred in connection with the proposed offering  hereunder.
(2) All expenses will be paid by the Company and are estimated.


Item 26.  Recent Sale of Unregistered Securities

      On July 25, 1997, the Company acquired Tooltex, Inc., an Ohio corporation ("Tooltex"), through a merger transaction (the "Merger"). Pursuant to an Agreement and Plan of Merger, dated July 25, 1997 (the "Plan of Merger"), among the Company, SM Sub, Inc., an Ohio corporation and a wholly owned subsidiary of Sonics ("Sonics Sub"), Tooltex, and the shareholders of Tooltex (the "Tooltex Shareholders"), Tooltex was merged with and into Sonics Sub. Under the Plan of Merger, the shareholders of Tooltex received, in exchange for 100% of the stock of Tooltex, (i) an aggregate of 70,000 shares of Sonics Common Stock, par value $.03 per share (the "Common Stock"), (ii) $70,000 and (iii) options to purchase 10,000 shares of Sonics Common Stock (the "Options"). There were no underwriters involved in the transaction and no underwriting commissions were paid. The Tooltex Shareholders receiving the Sonics' Common Stock and Options were Paul Spurgeon and Benjamin Egelhoff, both residents of the State of Ohio, the sole shareholders of Tooltex and the President and Vice-President of Tooltex, respectively.

      In selling  the Common  Stock and the  Options,  the  Company  relied upon
Section 4(2) of the Securities Act of 1933, as amended. In relying upon such exemption, the Company considered the limited number of offerees and purchasers of the securities (two), the private nature of the transaction, the level of negotiation between the parties, the delivery to the Tooltex Shareholders of all documents filed by the Company under the Securities Exchange Act of 1934, as amended, the availability of the officers of Sonics to the Tooltex Shareholders, limitations on transfer placed by the Company on the Common Stock and Options, and certain investment representations of the Tooltex Shareholders made in the Plan of Merger.

      Each Tooltex Shareholder received an Option to purchase 5,000 shares of Common Stock. Such Options are exercisable commencing two years after the Merger (and in certain circumstances prior to this date) and terminating 10 years after the Merger at an exercise price equal to $2.94, which is the last closing price of the Company's Common Stock on the date of the Merger as reported on Nasdaq. Under certain circumstances, these Options may terminate prior to their expiration date.

Item 27.  Exhibits

      The  following  is a list of exhibits  filed as part of this  Registration
Statement:

Exhibit
Number                        Description of Document     Method of Filing
------                        -----------------------     ----------------

   1.1            Underwriting Agreement                           (3)
   1.2            Selected Dealer Agreement                        (3)
   1.3            Financial Consulting Agreement                   (3)
   1.5 Form of Underwriter's Options to purchase Shares (3) and Warrants

Exhibit
Number                        Description of Document     Method of Filing
------                        -----------------------     ----------------
   3.1            Certificate of Incorporation of the Registrant,
                  as amended                                       (3)
   3.2            Amended By-laws of the Registrant                (2)
   4.1            Specimen Common Stock Certificate of Registrant  (2)
   4.2            Specimen Warrant Certificate of Registrant       (3)
   4.3            Form of Warrant Agreement between Registrant     (3)
                  and Warrant Agent
   5.1            Opinion re:  legality                            (9)
  10.1            Form of Employment Agreement between the
                  Registrant and Robert S. Soloff                  (1)
  10.2            1995 Incentive Stock Option Plan and form of
                  Stock Option Agreement                           (1)
  10.3            Original Office Lease and Amendments between the
                  Registrant and Nicholas R. Dinapoli, Jr. DBA
                  Dinapoli Holding Co. (Danbury, CT)
  10.4            Lease between Registrant and Aston Investment
                  Associates (Aston, PA)                           (1)
  10.5            Amended Lease between Registrant and Robert
                  Lenert (Naperville, IL)                          (5)
  10.6            Lease between Registrant and Janine Berger
                  (Gland, Switzerland)                             (1)
  10.7            Form of Sales Representative Agreement           (1)
  10.8            Form of Sales Distribution Agreement             (1)
  10.9            Consulting Agreement dated October 17, 1995
                  between the Registrant and Alan Broadwin         (3)
  10.10           Agreement and Plan of Merger, dated as of July 25, 1997,
                  among the  Registrant,  SM Sub, Inc.,  Tooltex,  Inc., and the
                  persons  designated  as the  shareholders  thereon  (excluding schedules  and  annexes).  A list  of  omitted  schedules  and annexes appears on pages iv and v of the Agreement and Plan of
                  Merger.   The   Registrant   hereby   undertakes   to  furnish
                  supplementally  a copy of any omitted schedule or annex to the
                  Commission upon request.                         (7)
   10.11          Agreement of Merger, dated as of July 25, 1997,
                  among the Registrant, SM Sub, Inc. and
                  Tooltex, Inc.                                    (7)
   10.12          Form of Credit Agreement between Brown
                  Brothers Harriman & Co. and Registrant           (8)
   10.13          Form of Term Loan Note of Registrant
                  payable to the order of Brown Brothers
                  Harriman & Co. in the original principal amount
                  of $427,000                                      (8)
   10.14          Form of Line of Credit Note of Registrant
                  payable to the order of Brown Brothers
                  Harriman & Co in the original principal amount
                  of $1,500,000.                                   (8)
   10.15          Form of Bridge Loan Note of Registrant
                  payable to the order of Brown Brothers
                  Harriman & Co. in the original principal amount
                  of $1,600,000.                                   (8)
   10.16          Form of Open-End Mortgage Deed from Registrant
                  to Brown Brothers Harriman & Co.                 (8)
   10.17          Form of General Security Agreement from
                  Registrant to Brown Brothers Harriman & Co.      (8)
   16.1           Change of Accountants' Letter                    (1)
   21             Subsidiaries of the Registrant.                  (8)

Exhibit
Number                        Description of Document     Method of Filing
------                        -----------------------     ----------------
   23.1           Consent of Independent Certified Public
                  Accountants                                      (10)
   23.2           Consent of Independent Public Accountants        (1)
   23.3           Consent of Company Counsel (included in its
                  opinion filed as Exhibit 5.1)                    (9)
   24.1           Power of Attorney                                (6)
   27.1           Financial Data Schedule                          (10)

----------------------

(1)Previously filed with Registration Statement No. 33-96414.
(2)Previously filed with Amendment No. 1 to Registration Statement No. 33-96414.
(3)Previously filed with Amendment No. 2 to Registration Statement No. 33-96414.
(4)Previously filed with Amendment No. 3 to Registration Statement No. 33-96414.
(5)Previously filed with Amendment No. 4 to Registration Statement No. 33-96414.
(6)Previously filed with Post-Effective Amendment No. 1 to Registration Statement No. 33-96414.
(7)Previously filed with the Registrant's Form 8-K dated July 25, 1997.
(8)Previously  filed with the  Registrant's  Form 10-K dated  September 25,
1997.
(9)Previously filed with Post-Effective Amendment No. 2 to Registration Statement No. 33-96414.
(10)Previously filed with Post-Effective Amendment No. 3 to Registrant Statement No. 33-96414.

Item 28.  Undertakings

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement to:

                 (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information, set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Danbury, State of Connecticut on December 15, 1997.

                            SONICS & MATERIALS, INC.



                                    By:    /s/ ROBERT S. SOLOFF
                                          -----------------------
                                             Robert S. Soloff
                                          Chairman and President

      In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement was signed by the following persons in the capacities and on the dates stated:

       Signature                      Title                      Date


           *              Chairman, President,               December 15, 1997
 .........................    Treasurer, Chief Executive
   (Robert S. Soloff)        Officer and Chief Financial
                             Officer


  /s/ LAUREN H. SOLOFF    Secretary and Director             December 15, 1997
 .........................
   (Lauren H. Soloff)


           *              Director                           December 15, 1997
 .........................
   (Jack T. Tyransky)


           *              Director                           December 15, 1997
 .........................
    (Alan Broadwin)


           *              Accounting Manager; Principal      December 15, 1997
 .........................    Accounting Officer;
(Christopher S. Andrade)     Principal Accounting
                             Officer



           *              Director                           December 15, 1997
 .........................
 (Stephen J. Drescher)


 */s/ LAUREN H. SOLOFF                                       December 15, 1997
 .........................
  By Lauren H. Soloff
  as attorney-in-fact

                              EXHIBIT INDEX

Exhibit
Number                        Description of Document     Method of Filing
------                        -----------------------     ----------------

   1.1            Underwriting Agreement                           (3)
   1.2            Selected Dealer Agreement                        (3)
   1.3            Financial Consulting Agreement                   (3)
   1.5            Form of Underwriter's Options to purchase Shares (3)
                  and Warrants
Exhibit
Number                        Description of Document     Method of Filing

   3.1            Certificate of Incorporation of the Registrant,
                  as amended                                       (3)
   3.2            Amended By-laws of the Registrant                (2)
   4.1            Specimen Common Stock Certificate of Registrant  (2)
   4.2            Specimen Warrant Certificate of Registrant       (3)
   4.3            Form of Warrant Agreement between Registrant     (3)
                  and Warrant Agent
   5.1            Opinion re:  legality                            (9)
  10.1            Form of Employment Agreement between the
                  Registrant and Robert S. Soloff                  (1)
  10.2            1995 Incentive Stock Option Plan and form of
                  Stock Option Agreement                           (1)
  10.3            Original Office Lease and Amendments between the
                  Registrant and Nicholas R. Dinapoli, Jr. DBA
                  Dinapoli Holding Co. (Danbury, CT)
  10.4            Lease between Registrant and Aston Investment
                  Associates (Aston, PA)                           (1)
  10.5            Amended Lease between Registrant and Robert
                  Lenert (Naperville, IL)                          (5)
  10.6            Lease between Registrant and Janine Berger
                  (Gland, Switzerland)                             (1)
  10.7            Form of Sales Representative Agreement           (1)
  10.8            Form of Sales Distribution Agreement             (1)
  10.9            Consulting Agreement dated October 17, 1995
                  between the Registrant and Alan Broadwin         (3)
  10.10           Agreement and Plan of Merger, dated as of July 25, 1997,
                  among the Registrant, SM Sub, Inc., Tooltex, Inc., and the persons designated as the shareholders thereon (excluding schedules and annexes). A list of omitted schedules and annexes appears on pages iv and v of the Agreement and Plan of
                  Merger.   The   Registrant   hereby   undertakes   to  furnish
                  supplementally  a copy of any omitted schedule or annex to the
                  Commission upon request.                         (7)
   10.11          Agreement of Merger, dated as of July 25, 1997,
                  among the Registrant, SM Sub, Inc. and
                  Tooltex, Inc.                                    (7)
   10.12          Form of Credit Agreement between Brown
                  Brothers Harriman & Co. and Registrant           (8)
   10.13          Form of Term Loan Note of Registrant
                  payable to the order of Brown Brothers
                  Harriman & Co. in the original principal amount
                  of $427,000                                      (8)
   10.14          Form of Line of Credit Note of Registrant
                  payable to the order of Brown Brothers
                  Harriman & Co in the original principal amount
                  of $1,500,000.                                   (8)
   10.15          Form of Bridge Loan Note of Registrant

Exhibit
Number                        Description of Document     Method of Filing
------                        -----------------------     ----------------
                  payable to the order of Brown Brothers
                  Harriman & Co. in the original principal amount
                  of $1,600,000.                                   (8)
   10.16          Form of Open-End Mortgage Deed from Registrant
                  to Brown Brothers Harriman & Co.                 (8)
   10.17          Form of General Security Agreement from
                  Registrant to Brown Brothers Harriman & Co.      (8)
   16.1           Change of Accountants' Letter                    (1)
   21             Subsidiaries of the Registrant.                  (8)
   23.1           Consent of Independent Certified Public
                  Accountants                                      (10)
   23.2           Consent of Independent Public Accountants        (1)
   23.3           Consent of Company Counsel (included in its
                  opinion filed as Exhibit 5.1)                    (9)
   24.1           Power of Attorney                                (6)
   27.1           Financial Data Schedule                          (10)

----------------------

(1)Previously filed with Registration Statement No. 33-96414.
(2)Previously filed with Amendment No. 1 to Registration Statement No. 33-96414.
(3)Previously filed with Amendment No. 2 to Registration Statement No. 33-96414.
(4)Previously filed with Amendment No. 3 to Registration Statement No. 33-96414.
(5)Previously filed with Amendment No. 4 to Registration Statement No. 33-96414.
(6)Previously filed with Post-Effective Amendment No. 1 to Registration Statement No. 33-96414.
(7)Previously filed with the Registrant's Form 8-K dated July 25, 1997.
(8)Previously filed with the Registrant's Form 10-K dated September 25, 1997.
(9)Previously filed with Post-Effective Amendment No. 2 to Registration Statement No. 33-96414.
(10)Previously filed with Post-Effective Amendment No. 3 to Registration Statement No. 33-96414.